EXHIBIT 10.20

                                                                  EXECUTION COPY


                           REVOLVING CREDIT AGREEMENT

                                      among

                         NORTHERN BORDER PARTNERS, L.P.,

                                    Borrower

                                 SUNTRUST BANK,

                              Administrative Agent

                                       and

                   BANK OF MONTREAL AND BANK OF AMERICA, N.A.
                              Co-Syndication Agents

                                       and

                                  BANK ONE, NA

                               Documentation Agent

                                       and

                            THE LENDERS NAMED HEREIN,

                                     Lenders

                                  $200,000,000

                           DATED AS OF MARCH 21, 2001

                    SUNTRUST EQUITABLE SECURITIES CORPORATION

                         Lead Arranger and Book Manager


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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS AND TERMS...................................................................................1
         SECTION 1.1. Definitions.................................................................................1
         SECTION 1.2. Number and Gender of Words; Other References...............................................16
         SECTION 1.3. Accounting Principles......................................................................17

ARTICLE II BORROWING PROVISIONS..................................................................................17
         SECTION 2.1. Facility...................................................................................17
         SECTION 2.2. LC Subfacility.............................................................................17
         SECTION 2.3. Terminations, Reductions or Increases of Commitments.......................................21
         SECTION 2.4. Borrowing Procedure........................................................................21
         SECTION 2.5. Extension of Maturity Date.................................................................22

ARTICLE III TERMS OF PAYMENT.....................................................................................23
         SECTION 3.1. Loan Accounts, Notes, and Payments.........................................................23
         SECTION 3.2. Interest and Principal Payments............................................................24
         SECTION 3.3. Prepayments................................................................................24
         SECTION 3.4. Interest Options...........................................................................25
         SECTION 3.5. Quotation of Rates.........................................................................26
         SECTION 3.6. Default Rate...............................................................................26
         SECTION 3.7. Interest Recapture.........................................................................26
         SECTION 3.8. Interest Calculations......................................................................26
         SECTION 3.9. Maximum Rate...............................................................................26
         SECTION 3.10. Interest Periods..........................................................................27
         SECTION 3.11. Conversions...............................................................................27
         SECTION 3.12. Order of Application......................................................................28
         SECTION 3.13. Sharing of Payments, Etc..................................................................29
         SECTION 3.14. Offset....................................................................................29
         SECTION 3.15. Booking Borrowings........................................................................29

ARTICLE IV CHANGE IN CIRCUMSTANCES...............................................................................29
         SECTION 4.1. Increased Cost and Reduced Return..........................................................29
         SECTION 4.2. Limitation on Types of Loans...............................................................31
         SECTION 4.3. Illegality.................................................................................31
         SECTION 4.4. Treatment of Affected Loans................................................................32
         SECTION 4.5. Compensation...............................................................................32
         SECTION 4.6. Taxes......................................................................................33

ARTICLE V FEES...................................................................................................35
         SECTION 5.1. Treatment of Fees..........................................................................35
         SECTION 5.2. Fees of Administrative Agent and Arranger..................................................35
         SECTION 5.3. Facility Fees..............................................................................35
         SECTION 5.4. LC Fees....................................................................................35
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         SECTION 5.5. Utilization Fee............................................................................36
ARTICLE VI GUARANTY..............................................................................................36
         SECTION 6.1. Guaranty...................................................................................36

ARTICLE VII CONDITIONS PRECEDENT.................................................................................36
         SECTION 7.1. Conditions Precedent to Closing............................................................36
         SECTION 7.2. Conditions Precedent to Each Borrowing.....................................................36

ARTICLE VIII REPRESENTATIONS AND WARRANTIES......................................................................37
         SECTION 8.1. Purpose of Credit Facility.................................................................37
         SECTION 8.2. Existence, Good Standing, Authority, and Authorizations....................................37
         SECTION 8.3. Subsidiaries...............................................................................38
         SECTION 8.4. Authorization and No Contravention.........................................................38
         SECTION 8.5. Binding Effect.............................................................................38
         SECTION 8.6. Financial Statements.......................................................................38
         SECTION 8.7. Litigation, Claims, Investigations.........................................................39
         SECTION 8.8. Taxes......................................................................................39
         SECTION 8.9. Environmental Matters......................................................................39
         SECTION 8.10. Employee Benefit Plans....................................................................39
         SECTION 8.11. Properties; Liens.........................................................................40
         SECTION 8.12. Government Regulations....................................................................40
         SECTION 8.13. Transactions with Affiliates..............................................................40
         SECTION 8.14. Material Agreements.......................................................................40
         SECTION 8.15. Insurance.................................................................................40
         SECTION 8.16. Compliance with Laws......................................................................41
         SECTION 8.17. Regulation U..............................................................................41
         SECTION 8.18. Full Disclosure...........................................................................41
         SECTION 8.19. No Default................................................................................41

ARTICLE IX AFFIRMATIVE COVENANTS.................................................................................41
         SECTION 9.1. Use of Proceeds............................................................................41
         SECTION 9.2. Books and Records..........................................................................42
         SECTION 9.3. Items to be Furnished......................................................................42
         SECTION 9.4. Inspections................................................................................43
         SECTION 9.5. Taxes......................................................................................43
         SECTION 9.6. Payment of Obligations.....................................................................43
         SECTION 9.7. Maintenance of Existence, Assets, and Business.............................................43
         SECTION 9.8. Compliance with Laws, etc..................................................................44
         SECTION 9.9. Insurance..................................................................................44
         SECTION 9.10. Preservation and Protection of Rights.....................................................44
         SECTION 9.11. Pari Passu Status.........................................................................44
         SECTION 9.12. Maintenance of Tax Status.................................................................44

ARTICLE X NEGATIVE COVENANTS.....................................................................................44
         SECTION 10.1. Debt and Guaranties.......................................................................45
         SECTION 10.2. Liens.................................................................................... 46
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         SECTION 10.3. Transactions with Affiliates..............................................................46
         SECTION 10.4. Assignment................................................................................47
         SECTION 10.5. Government Regulations....................................................................47
         SECTION 10.6. Mergers; Sale of Assets...................................................................47
         SECTION 10.7. Loan and Investments......................................................................47
         SECTION 10.8. Distributions.............................................................................48
         SECTION 10.9. Limitation on Business Activities.........................................................48
         SECTION 10.10. Certain Amendments to Cash Distribution Policies and Partnership Agreements..............48
         SECTION 10.11. Restrictive Agreements, etc..............................................................49
         SECTION 10.12. Employee Benefit Plans...................................................................49
         SECTION 10.13. Interest Coverage Ratio..................................................................49
         SECTION 10.14. Consolidated Leverage Ratio..............................................................49

ARTICLE XI DEFAULT...............................................................................................49
         SECTION 11.1. Payment of Obligation.....................................................................49
         SECTION 11.2. Covenants.................................................................................49
         SECTION 11.3. Debtor Relief.............................................................................50
         SECTION 11.4. Judgments and Attachments.................................................................50
         SECTION 11.5. Misrepresentation.........................................................................50
         SECTION 11.6. Change of Control.........................................................................50
         SECTION 11.7. Default Under Other Debt and Agreements...................................................50
         SECTION 11.8. Employee Benefit Plans....................................................................51
         SECTION 11.9. Validity and Enforceability of Loan Documents.............................................51
         SECTION 11.10. Environmental Liability..................................................................51
         SECTION 11.11. Dissolution..............................................................................52

ARTICLE XII RIGHTS AND REMEDIES..................................................................................52
         SECTION 12.1. Remedies Upon Default.....................................................................52
         SECTION 12.2. Loan Party Waivers........................................................................52
         SECTION 12.3. Performance by Administrative Agent.......................................................53
         SECTION 12.4. Delegation of Duties and Rights...........................................................53
         SECTION 12.5. Not in Control............................................................................53
         SECTION 12.6. Course of Dealing.........................................................................54
         SECTION 12.7. Cumulative Rights.........................................................................54
         SECTION 12.8. Application of Proceeds...................................................................54
         SECTION 12.9. Certain Proceedings.......................................................................54
         SECTION 12.10. Expenditures by Lenders..................................................................54
         SECTION 12.11. INDEMNIFICATION..........................................................................55

ARTICLE XIII AGREEMENT AMONG LENDERS.............................................................................56
         SECTION 13.1. Administrative Agent......................................................................56
         SECTION 13.2. Expenses..................................................................................57
         SECTION 13.3. Proportionate Absorption of Losses........................................................58
         SECTION 13.4. Delegation of Duties; Reliance............................................................58
         SECTION 13.5. Limitation of Liability...................................................................58

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                                      iii

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         SECTION 13.6. Default...................................................................................59
         SECTION 13.7. Limitation of Liability...................................................................60
         SECTION 13.8. Relationship of Lenders...................................................................60
         SECTION 13.9. Benefits of Agreement.....................................................................60
         SECTION 13.10. Agents...................................................................................60
         SECTION 13.11. Obligations Several......................................................................61

ARTICLE XIV MISCELLANEOUS........................................................................................61
         SECTION 14.1. Headings..................................................................................61
         SECTION 14.2. Nonbusiness Days..........................................................................61
         SECTION 14.3. Communications............................................................................61
         SECTION 14.4. Form and Number of Documents..............................................................62
         SECTION 14.5. Exceptions to Covenants...................................................................62
         SECTION 14.6. Survival..................................................................................62
         SECTION 14.7. GOVERNING LAW.............................................................................62
         SECTION 14.8. Invalid Provisions........................................................................62
         SECTION 14.9. Entirety..................................................................................62
         SECTION 14.10. Jurisdiction; Venue; Service of Process..................................................63
         SECTION 14.11. Amendments, Consents, Conflicts, and Waivers.............................................63
         SECTION 14.12. Multiple Counterparts....................................................................64
         SECTION 14.13. Successors and Assigns; Assignments and Participations...................................64
         SECTION 14.14. Confidentiality..........................................................................67
         SECTION 14.15. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances..............68
         SECTION 14.16. No General Partners' Liability...........................................................68



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EXHIBITS AND SCHEDULES

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
Exhibit A             -        Form of Note

Exhibit B-1           -        Form of Borrowing Notice

Exhibit B-2           -        Form of Conversion Notice

Exhibit B-3           -        Form of LC Request

Exhibit C             -        Form of Guaranty

Exhibit D             -        Form of Compliance Certificate

Exhibit E             -        Form of Assignment and Acceptance Agreement

Exhibit F-1           -        Form of Opinion of Counsel of Borrower

Exhibit F-2           -        Form of Opinion of General Counsel

Exhibit F-3           -        Form of Opinion of Counsel of Pan Border

Exhibit F-4           -        Form of Opinion of Counsel of Northwest Border


Schedule 2.1          -        Lenders and Commitments

Schedule 7.1          -        Conditions Precedent to Closing

Schedule 8.3          -        Subsidiaries and Partnership Interests

Schedule 10.1         -        Existing Debt

Schedule 14.3         -        Address for Notices
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                                       v

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                           REVOLVING CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is entered into as of March 21, 2001, among NORTHERN BORDER PARTNERS, L.P., a Delaware limited partnership ("BORROWER"),
Lenders (hereinafter defined) and SUNTRUST BANK, as Administrative Agent
(hereinafter defined) for itself and the other Lenders, Bank of Montreal and Bank of America, N.A. as Co-Syndication Agents (hereinafter defined) and BANK
ONE, NA, as Documentation Agent (hereinafter defined).

                                    RECITALS

         A. Borrower has requested that Lenders extend credit to Borrower, providing for a revolving loan and standby letter of credit facility in the aggregate principal amount of $200,000,000, to refinance bank debt and to finance investments permitted hereunder, working capital, capital expenditures, acquisitions and other general business purposes.

         B. Upon and subject to the terms and conditions of this Agreement, Lenders are willing to extend such credit to Borrower. Accordingly, in consideration of the mutual covenants contained herein, the parties agree as follows:


                                    ARTICLE I

                              DEFINITIONS AND TERMS

         SECTION 1.1.  DEFINITIONS.

         As used herein:

         "2001 SENIOR NOTES" means unsecured notes to be issued by Borrower in an aggregate principal amount not to exceed $250,000,000 with a maturity of not less than three (3) years from date of issuance.

         "2001 SENIOR NOTE INDENTURE" means the indenture authorizing the issuance of the 2001 Senior Notes, as the same may from time to time be amended or supplemented.

         "ACQUISITION" means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by a Person of all or substantially all of the assets of another Person or of any business or division of another Person, (b) the acquisition by a Person of more than 50% of any class of Voting Stock (or similar ownership interests) of any other Person (provided that, formation or organization of any entity shall not constitute an "Acquisition" to the extent that the amount of the loan, advance, investment, or capital contribution in such entity constitutes a permitted investment under Section 10.7); or (c) a merger, consolidation, amalgamation, or other combination by any Person with another Person if a Loan
Party is the surviving entity; provided that, in any merger involving Borrower, Borrower must be the surviving entity.

         "ADJUSTED CONSOLIDATED EBITDA" means, for any fiscal period of Borrower, the sum of Consolidated EBITDA of Borrower for such period plus, to the extent not already reflected in



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                                                                               2

Consolidated EBITDA for such period, Consolidated EBITDA for such period of (i) any other Person or (ii) all or substantially all of the business or assets of any other Person or (iii) operating division or business unit of any other
Person, acquired during such period.

         "ADMINISTRATIVE AGENT" means SunTrust Bank, and its permitted successors or assigns as "Administrative Agent" for Lenders under the Loan
Documents.

         "AFFILIATE" of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "control,"
"controlled by," and "under common control with" mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

         "AGENTS" means, collectively, Administrative Agent, the Co-Syndication
Agents and Documentation Agent.

         "AGREEMENT" means this Revolving Credit Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

         "ANNIVERSARY DATE" means each of March 21, 2002, March 21, 2003 and
March 21, 2004.

         "APPLICABLE LENDING OFFICE" means, for each Lender and for each Type of Borrowing, the "Lending Office" of such Lender (or an affiliate of such Lender) designated on Schedule 14.3 attached hereto or such other office that such Lender (or an affiliate of such Lender) may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof.

         "APPLICABLE AMOUNT AND APPLICABLE MARGIN" means, on any date of determination, with respect to Borrowings under the Facility and facility fees, letter of credit fees and utilization fees under the Facility the following annualized rates (stated in terms of basis points ("BPS")) that correspond to the ratings established by both S&P and Moody's applicable to the Borrower's long-term senior unsecured non-credit enhanced indebtedness for borrowed money
("INDEX DEBT") at such date of determination:


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                                          APPLICABLE MARGIN                        APPLICABLE AMOUNT

                             ----------------------------------------------------------------------------------
                                                    EURODOLLAR RATE
                                                    BORROWINGS AND
        SENIOR UNSECURED          BASE RATE        LETTERS OF CREDIT      UTILIZATION FEE       FACILITY FEE
          DEBT RATING          BORROWINGS (BPS)          (BPS)                 (BPS)                (BPS)
---------------------------------------------------------------------------------------------------------------
    Category 1                       0.0                 75.0                   10.0                12.5
    Greater than or
    equal to A-/A3
---------------------------------------------------------------------------------------------------------------
    Category 2                       0.0                 85.0                   12.5                15.0
    BBB+/Baa1
---------------------------------------------------------------------------------------------------------------
    Category 3                       0.0                 100.0                  12.5                17.5
    BBB/Baa2
---------------------------------------------------------------------------------------------------------------
    Category 4                       12.5                112.5                  15.0                25.0
    BBB-/Baa3
---------------------------------------------------------------------------------------------------------------
    Category 5                       37.5                137.5                  17.5                37.5
    Less than BBB-
    /Baa3
---------------------------------------------------------------------------------------------------------------


For purposes of determining the Applicable Amount and the Applicable Margin, with respect to the debt ratings criteria: (i) if neither Moody's nor S&P shall have in effect a rating for Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then both such rating agencies will be deemed to have established ratings for Index Debt in Category 5; (ii) if either of Moody's or S&P shall fail to have in effect a rating for Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (iii) if the ratings established by Moody's and S&P shall differ, the Applicable Amount and the Applicable Margin shall be based on the higher of the two ratings unless one of the ratings is two or more Categories lower than the other, in which case the Applicable Amount and the Applicable Margin shall be determined by reference to the Category next above that of the lower of the two ratings; and (iv) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. If the rating system of either Moody's or S&P shall change, or if either Moody's or S&P shall cease to be in the business of rating corporate debt obligations, Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and pending the effectiveness of such amendment, the Applicable Amount and the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

         "ARRANGER" means SunTrust Equitable Securities Corporation, and its successors and assigns, in its capacity as lead arranger and book manager under the Loan Documents.

         "AUTHORIZATIONS" means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental
Authority.
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                                                                               4

         "BASE RATE" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate.

         "BASE RATE BORROWING" means a Borrowing bearing interest at the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings.

         "BORROWER" is defined in the preamble to this Agreement.

         "BORROWING" means any amount disbursed (a) by one or more Lenders under the Loan Documents (under the Facility or the LC Subfacility), whether such amount constitutes an original disbursement of funds, the continuation or conversion of an amount outstanding, or payment of a draft under an LC, or (b) by any Lender in accordance with, and to satisfy the obligations of any Loan Party under, any Loan Document.

         "BORROWING DATE" is defined in Section 2.4(a).

         "BORROWING NOTICE" means a request for Borrowing made pursuant to
Section 2.4(a), substantially in the form of Exhibit B-1.

         "BUSINESS DAY" means (a) for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Atlanta, Georgia, and (b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

         "CAPITAL LEASE" means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

         "CHANGE OF CONTROL" means (i) the failure of Subsidiaries of Enron Corp. and/or the Williams Companies to own, free and clear of all Liens, general partner interests in Borrower and the Intermediate Partnership such that the aggregate voting rights of such Persons is greater than 50% of the outstanding voting rights of all general partners of Borrower and the Intermediate Partnership, or (ii) the failure of Borrower directly, or indirectly through Intermediate Partnership, to own as a general partner, free and clear of all Liens, at least 60% of the partnership interests in NBPC.

         "CLOSING DATE" means the date upon which this Agreement has been executed by Borrower, Lenders, and Administrative Agent and all conditions precedent specified in Section 7.1 have been satisfied or waived.

         "CODE" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "COMMITMENT" means, on any date of determination, the sum of all Committed Sums then in effect for all Lenders in respect of the Facility.
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                                                                               5

         "COMMITMENT PERCENTAGE" means, at any date of determination, for any Lender, the proportion (stated as a percentage) that its Committed Sum bears to the aggregate Committed Sums of all Lenders.

         "COMMITMENT USAGE" means, at the time of any determination thereof, the sum of (a) the aggregate Principal Debt plus, without duplication, (b) the LC Exposure.

         "COMMITTED SUM" means for any Lender, with respect to the Facility, at any date of determination occurring prior to the Termination Date for the Facility, the amount stated beside such Lender's name on the most-recently amended Schedule 2.1 to this Agreement (which amount is subject to reduction or cancellation in accordance with the Loan Documents).

         "COMMON UNIT" means units representing limited partnership interests in Borrower offered for sale to the public.

         "COMPLIANCE CERTIFICATE" means a certificate signed by a Responsible Officer, substantially in the form of Exhibit D.

         "CONSEQUENTIAL LOSS" means any loss or expense which any Lender may reasonably incur in respect of a Eurodollar Rate Borrowing as a consequence of any event described in Section 4.5.

         "CONSOLIDATED EBITDA" means, for any Person and its consolidated Subsidiaries and for any period, the sum of, without duplication, (i) Net Income of such Person and its consolidated Subsidiaries for such period plus (ii) to the extent actually deducted in determining Net Income of such Person and its consolidated Subsidiaries for such period, Consolidated Interest Expense, income taxes, depreciation and amortization, in each case, of such Person and its consolidated Subsidiaries for such period.

         "CONSOLIDATED FUNDED DEBT" means, at any time, the total Funded Debt reported in the consolidated Current Financials of Borrower.

         "CONSOLIDATED INTEREST EXPENSE" means, for any Person and its consolidated Subsidiaries and for any period, the amount of interest expense, both expensed and capitalized, of such Person for such period, determined on a consolidated basis in accordance with GAAP.

         "CONSTITUENT DOCUMENTS" means, for any Person, the documents for its formation and organization, which, for example, (i) for a corporation are its corporate charter and bylaws, (ii) for a partnership is its partnership agreement, (iii) for a limited liability company are its certificate of organization and regulations, and (iv) for a trust is the trust agreement or indenture under which it is created.

         "CONVERSION NOTICE" means a request pursuant to Section 3.11, substantially in the form of Exhibit B-2.

         "CURRENT FINANCIALS" means, at the time of any determination thereof, the more recently delivered to Lenders of either (a) the Financial Statements of the type described in Section 9.3(b)


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                                                                               6

for the fiscal year ended December 31, 1999, or (b) the most recent Financial Statements required to be delivered under Sections 9.3(a) and (b).

         "DEBT" means (without duplication), for any Person, the sum of the following: (a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt, (ii) obligations of such Person under Capital Leases, and (iii) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (b) the face amount of all letters of credit and banker's acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder; (c) any liability with respect to obligations to deliver goods or services in consideration of advance payments therefor, including any liability with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (such as obligations under contracts to deliver oil or gas in return for payments already received and production payments created by such Person or for the creation of which such Person directly or indirectly received payment); (d) all obligations of the type referred to in clauses (a) through (c) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise; and (e) all obligations of the type referred to in clauses (a) through (d) preceding of other Persons secured by any Lien on any property or asset of such Person whether or not such obligation is assumed by such Person (except obligations of others secured by Liens, neither assumed nor guaranteed by such Person nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by such Person for substation, metering station, gathering line, transmission line, transportation line, distribution line or right of way purposes, and any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (e) does not materially impair the use of the property), and, the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured, provided, however, that the obligations referenced in this subclause (e) shall not include indebtedness (which is not assumed or guaranteed by Borrower or any Subsidiary of Borrower) under the Fort Union Project Finance Documents which is secured by Liens on the limited liability company interests of Crestone Powder River, L.L.C. in Fort Union, L.L.C., nor indebtedness (which is not assumed or guaranteed by Borrower or any Subsidiary of Borrower) which is secured by Liens on the limited liability company interests of Crestone Wind River, L.L.C. in Lost Creek, L.L.C. The Debt of any Person shall include the Debt of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

         "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

         "DEFAULT" is defined in Article 11.


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                                                                               7


         "DEFAULT RATE" means an interest rate equal to the lesser of (a) Base Rate plus the Applicable Margin, if any, applicable to Base Rate Borrowings plus 2% per annum and (b) the Maximum Rate; provided, however, that with respect to a Eurodollar Rate Borrowing, until the end of the applicable Interest Period, the Default Rate shall be an interest rate equal to the lesser of (x) the interest rate (including any Applicable Margin) otherwise applicable to such Borrowing plus 2% per annum, and (y) the Maximum Rate.

         "DERIVATIVE TRANSACTION" means (a) any rate, basis, commodity, currency, debt or equity swap, (b) any cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt or equity exchange or forward agreement,
(d) any rate, basis, commodity, currency, debt or equity option, (e) any other similar agreement, (f) any option to enter into any of the foregoing, (g) any master agreement or other agreement providing for any of the foregoing and
(h) any combination of any of the foregoing.

         "DISTRIBUTION" for any Person means, with respect to any shares of any capital stock or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

         "DOCUMENTATION AGENT" means Bank One, NA and its respective permitted successors and assigns as "Documentation Agent" under the Loan Documents.

         "DOLLARS" and the symbol "$" means lawful money of the United States of America.

         "ELIGIBLE ASSIGNEE" means a Lender or any other Person approved by Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent) and, unless a Default or Potential Default has occurred and is continuing at the time any assignment is effected in accordance with Section 14.13, Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and Administrative Agent from Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; provided, however, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee.

         "EMPLOYEE PLAN" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and established or maintained by any Loan Party, Subsidiary thereof, or ERISA Affiliate, but not including any Multiemployer Plan.

         "ENVIRONMENTAL LAW" means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, or (d) the Release or threatened Release of Hazardous Substances.

         "ENVIRONMENTAL LIABILITY" means any obligation, liability (including, without limitation, any strict liability), loss, fine, penalty, charge, Lien, damage, cost, or expense of any kind to the extent that it results (a) from any violation of or any obligation or liability under any Environmental Law, (b) from the presence, Release, or threatened Release of any Hazardous Substance, or (c) from actual or threatened damages to natural resources.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings thereunder.

         "ERISA AFFILIATE" means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is, or has been within the past six years, a member of any Loan Party's controlled group or which is, or has been within the past six years, under common control with any Loan Party within the meaning of Section 414(b), (c), (m), or (o) of the Code.

         "ERISA EVENT" means any of the following: (a) the occurrence of a Reportable Event; (b) the application for a minimum funding waiver with respect to an Employee Plan, or becoming obligated to file with the PBGC a notice of failure to make a required payment with respect to any Employee Plan; (c) the provision by the administrator of any Employee Plan of a notice of intent to terminate such Employee Plan; (d) the withdrawal by any Loan Party, Subsidiary thereof, or ERISA Affiliate, in whole or in part, from a Multiemployer Plan;
(e) the occurrence of any condition (under ERISA, the Code, or otherwise) for the imposition of a Lien in favor of the PBGC on the assets of any Loan Party, Subsidiary thereof, or ERISA Affiliate; (f) the adoption of an amendment to an Employee Plan requiring the provision of security to such Employee Plan;
(g) institution by the PBGC of proceedings to terminate or impose liability in respect of (other than premiums under Section 4007 of ERISA), any Employee Plan, or the occurrence of any event or condition that constitutes grounds for termination of, or the appointment of a trustee to administer, any Employee Plan; (h) institution by the sponsor of a Multiemployer Plan of proceedings to terminate or reorganize such Multiemployer Plan, or to impose withdrawal liability on any Loan Party, Subsidiary thereof, or ERISA Affiliate with respect to such Multiemployer Plan; (i) the cessation of operations at a facility of any Loan Party, Subsidiary thereof, or ERISA Affiliate in the circumstances described in Section 4062(e)of ERISA; or (j) any Loan Party, Subsidiary thereof, or ERISA Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code).

         "EURODOLLAR RATE" means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "EURODOLLAR RATE" shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "EURODOLLAR RATE BORROWING" means a Borrowing bearing interest at the sum of the Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings.

         "EXISTING CREDIT AGREEMENTS" means the 364-Day Credit Agreement and the Revolving Credit Agreement, each dated as of June 28, 2000, as amended, among Borrower, Bank of America, N.A., as administrative agent and the lenders named therein.

         "EXHIBIT" means an exhibit to this Agreement unless otherwise specified.

         "EXISTING TERMINATION DATE" is defined in Section 2.5(a).

         "FACILITY" means the credit facility as described in and subject to the limitations set forth in Section 2.1 hereof, including the LC Subfacility.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

         "FINANCIAL STATEMENTS" is defined in Section 9.3(a).

         "FORT UNION, L.L.C." means Fort Union Gas Gathering, L.L.C., a Delaware limited liability company.

         "FORT UNION PROJECT FINANCE DOCUMENTS" means the Construction and Term Credit Agreement dated as of April 16, 1999 among Fort Union, L.L.C. as Borrower, Fleet National Bank, as Administrative Agent and the other Lenders and Agents parties thereto, and the other agreements executed as security therefor or pursuant thereto, as the same may from time to time be amended.

         "FUNDED DEBT" means (without duplication), for any Person, the sum of the following: (a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt, (ii) obligations of such Person under Capital Leases, and (iii) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (b) all reimbursement obligations with respect to letters of credit, banker's acceptances, surety bonds and similar instruments; (c) any liability with respect to obligations to deliver goods or services in consideration of advance payments therefor, including any liability with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (such as obligations under contracts to deliver oil or gas in return for payments already received and production payments created by such Person or for the creation of which such Person directly or indirectly received payment); (d) all obligations of the type referred to in clauses (a) through (c) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise; and (e) all obligations of the type referred to in clauses (a) through (d) preceding of other Persons secured by any Lien on any property or asset of such Person whether or not such obligation is assumed by such Person (except obligations of others secured by Liens, neither assumed nor guaranteed by such Person nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by such Person for substation, metering station, gathering line, transmission line, transportation line, distribution line or right of way purposes, and any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause
(e) does not materially impair the use of the property), and the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured, provided, however, that the obligations referenced in this subclause (e) shall not include indebtedness (which is not assumed or guaranteed by Borrower or any Subsidiary of Borrower) under the Fort Union Project Finance Documents which is secured by Liens on the limited liability company interests of Crestone Powder River, L.L.C. in Fort Union, L.L.C., nor indebtedness (which is not assumed or guaranteed by Borrower or any Subsidiary of Borrower) which is secured by Liens on the limited liability company interests of Crestone Wind River, L.L.C. in Lost Creek, L.L.C. The Funded Debt of any Person shall include the Funded Debt of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Funded Debt provide that such Person is not liable therefor.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable from time to time.

         "GENERAL PARTNER" means any of Northern Plains, Pan Border, Northwest Border, any other general partner of Borrower and each of their successors and assigns in such capacity.

         "GOVERNMENTAL AUTHORITY" means any (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

         "GUARANTOR" means Intermediate Partnership and any other Person that becomes a "Guarantor" under the Guaranty.

         "GUARANTY" means (a) a Guaranty in substantially the form and upon the terms of Exhibit C, executed and delivered by any Person pursuant to the requirements of the Loan Documents; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Guaranty made in accordance with the Loan Documents.

         "HAZARDOUS SUBSTANCE" means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated, under any Environmental Law, including without limitation, any hazardous substance within the meaning of Section 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

         "INTEREST PERIOD" is determined in accordance with Section 3.10.

         "INTERMEDIATE PARTNERSHIP" means Northern Border Intermediate Limited Partnership, a Delaware limited partnership.

         "INTERMEDIATE PARTNERSHIP AGREEMENT" means that certain Amended and Restated Agreement of Limited Partnership of Northern Border Intermediate Limited Partnership dated as of October 1, 1993 as the same may have been or may hereafter be amended, supplemented, restated or otherwise modified from time to time.

         "LAWS" means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, awards or interpretations of any Governmental Authority.

         "LC" means the letter(s) of credit issued hereunder in the form agreed upon among Borrower, Administrative Agent, and the beneficiary thereof at the time of issuance thereof and participated in by Lenders pursuant to the terms and conditions of Section 2.2 hereof.

         "LC AGREEMENT" means a letter of credit application and agreement (in form and substance satisfactory to Administrative Agent) submitted by Borrower to Administrative Agent for an LC for its own account (and for its benefit or the benefit of any of Borrower's Subsidiaries); provided that this Agreement shall control any conflict between this Agreement and any such LC Agreement.

         "LC EXPOSURE" means, at any time and without duplication, the sum of
(a) the aggregate undrawn portion of all uncancelled and unexpired LCs plus
(b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings of drafts under any LC.

         "LC REQUEST" means a request pursuant to Section 2.2(a), substantially in the form of Exhibit B-3.

         "LC SUBFACILITY" means a subfacility of the Facility for the issuance of LCs as described in and subject to the limitations of Section 2.2, under which the LC Exposure may never (a) collectively exceed $50,000,000 and
(b) together with the Principal Debt may never exceed the Commitment.

         "LENDERS" means, on any date, the financial institutions named on
Schedule 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with Section 14.13(b) of this Agreement), and subject to the terms and conditions of this Agreement, and their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement).

         "LETTER OF CREDIT CASH COLLATERAL ACCOUNT" means a blocked deposit account held by Administrative Agent with respect to which Borrower hereby pledges and grants a security interest in and lien on such account to Administrative Agent for and on behalf of the Lenders as security for LC Exposure and with respect to which Borrower agrees to execute and deliver from time to time such documentation as Administrative Agent may reasonably request to further assure and confirm such security interest.

         "LIEN" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, encumbrance of any kind, Right or arrangement with or for the benefit of any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         "LIMITED PARTNERSHIP UNITS" means Common Units and any other units representing a limited partner's interest in Borrower.

         "LITIGATION" means any action by or before any Governmental Authority.

         "LOAN DOCUMENTS" means (a) this Agreement and all schedules and exhibits attached hereto, the Notes, each Guaranty, LCs, and LC Agreements,
(b) all agreements, documents, or instruments in favor of Agents or Lenders now or hereafter delivered pursuant to this Agreement or otherwise delivered in connection herewith, and (c) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

         "LOAN PARTIES" means, on any date of determination, Borrower and all Guarantors.

         "LOST CREEK CONSTRUCTION LOAN SPONSOR GUARANTEE" means the Sponsor Guarantee dated as of September 24, 1999 in favor of Barclays Bank PLC, as administrative agent, as supplemented by Guarantee Supplement No. 1 dated September 24, 1999, as in effect on September 21, 2000.

         "LOST CREEK L.L.C." means Lost Creek Gathering Company, L.L.C., a Delaware limited liability company.

         "LOST CREEK PROJECT FINANCE DOCUMENTS" means the Construction and Term Credit Agreement dated as of September 24, 1999 among Lost Creek, L.L.C. as Borrower, Barclays Bank PLC, as Administrative Agent and the other Lenders party thereto and the other agreements executed as security therefor or pursuant thereto, as the same may from time to time be amended.

         "MATERIAL ADVERSE EVENT" means any set of one or more circumstances or events which, individually or collectively, result in any (a) material impairment of the ability of any Loan Party to perform any of its payment or other material obligations under the Loan Documents or the ability of Administrative Agent or any Lender to enforce any such obligations or any of their respective Rights under the Loan Documents, (b) material and adverse effect on the business, properties, condition (financial or otherwise), or results of operations of any Loan Party, NBPC, or any Loan Party and its Subsidiaries taken as a whole, or (c) a Default or Potential Default.

         "MATERIAL SUBSIDIARY" means any Subsidiary the assets of which comprised more than 5% of consolidated assets of Borrower and its Subsidiaries at the end of the fiscal year of Borrower immediately prior to the date of determination, or the gross revenue of which for any of the three fiscal years of Borrower immediately prior to the date of determination comprised more than 5% of consolidated gross revenue, all as determined by reference to the applicable financial statements of such Subsidiary and Borrower.

         "MAXIMUM AMOUNT" and "MAXIMUM RATE" respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         "MOODY'S" means Moody's Investor Service, Inc. or any successor thereto.

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which Borrower or any of its Subsidiaries, or any ERISA Affiliate of Borrower or any of its Subsidiaries is making, has made, is accruing, or has accrued, an obligation to make contributions or has, within any of the preceding five plan years, made or accrued an obligation to make contributions.

         "NBPC" means Northern Border Pipeline Company, a Texas general partnership.

         "NBPC CAPITALIZATION RATIO" means the ratio calculated in accordance with Section 6.3 of the Credit Agreement dated June 16, 1997 among NBPC, First National Bank of Chicago, as Agent, and the Lenders therein defined, as in effect on the date hereof, without regard to whether said Credit Agreement is amended or ceases to be in effect after the date hereof.

         "NET INCOME" means, for any Person and its consolidated Subsidiaries and for any period, the profit or loss of such Person and its consolidated Subsidiaries for such period after deducting all operating expenses, provision for income taxes and reserves, and all other deductions calculated, in each case, in accordance with GAAP, but excluding (a) extraordinary items, and (b) the profit or loss of any Subsidiary accrued before the date that (i) it becomes a Subsidiary of such Person, (ii) it is merged with such Person or any of its Subsidiaries, or (iii) its assets are acquired by such Person of any of its Subsidiaries.

         "NONEXTENDING LENDER" is defined in Section 2.5(d).

         "NORTHERN BORDER PARTNERSHIP AGREEMENT" means that certain General Partnership Agreement relating to the formation of NBPC effective as of March 9, 1978 as heretofore amended, modified and supplemented and as such agreement may hereafter from time to time be further amended, modified or supplemented.

         "NORTHERN PLAINS" means Northern Plains Natural Gas Company, a Delaware corporation.

         "NORTHWEST BORDER" means Northwest Border Pipeline Company, a Delaware corporation.

         "NOTE" means a promissory note substantially in the form of Exhibit A, and all renewals and extensions of all or any part thereof.

         "OBLIGATION" means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, any other Agent, any Lender, or any Affiliate of any Lender by any Loan Party or any Subsidiary thereof arising from, by virtue of, or pursuant to any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents.

         "PAN BORDER" means Pan Border Gas Company, a Delaware corporation.

         "PARTICIPANT" is defined in Section 14.13(e).

         "PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of Northern Border Partners, L.P., dated as of October 1, 1993 as the same may have been or may hereafter be amended, supplemented, restated or otherwise modified from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA..

         "PERMITTED LIENS" means Liens permitted under Section 10.2 as described in such Section.

         "PERSON" means any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

         "POTENTIAL DEFAULT" means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

         "PRIME RATE" means the per annum rate of interest established from time to time by SunTrust Bank, as its prime rate, which rate may or may not be the lowest rate of interest charged by SunTrust Bank to its customers.

         "PRINCIPAL DEBT" means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Facility, together with the aggregate unpaid reimbursement obligations of Borrower in respect of drawings under any LC.

         "PRO RATA" or "PRO RATA PART," for each Lender, means on any date of determination (a) for purposes of sharing any amount or fee payable to any Lender in respect of the Facility or the LC Subfacility (as the case may be) the proportion which the portion of the Principal Debt for the Facility or LC Subfacility owed to such Lender (whether held directly or through a participation in respect of the LC Subfacility and determined after giving effect thereto) bears to the Principal Debt under the Facility or LC Subfacility (as the case may be) owed to all Lenders at the time in question, and (b) for all other purposes, the proportion which the portion of the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders at the time in question, or if no Principal Debt is outstanding, then the proportion that the aggregate of such Lender's Committed Sum then in effect under the Facility and LC Subfacility bears to the Commitment then in effect.

         "REGISTER" is defined in Section 14.13(c).

         "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System, as amended.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System, as amended.

         "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

         "RELEVANT ANNIVERSARY DATE" is defined in Section 2.5(a).

         "REPLACEMENT LENDER" is defined in Section 2.5(d).

         "REPORTABLE EVENT" shall have the meaning specified in Section 4043 of ERISA or the regulations issued thereunder in connection with an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations other than those events described in Sections 4043.21, 4043.24, and 4043.28 of such regulations, including each such provision as it may subsequently be renumbered.

         "REPORTING ENTITIES" is defined in Section 8.6.

         "REPRESENTATIVES" means representatives, officers, directors, employees, attorneys, and agents.

         "REQUEST FOR EXTENSION" is defined in Section 2.5(a).

         "REQUIRED LENDERS" means (a) on any date of determination on and after the Closing Date and prior to the initial Borrowing Date under the Loan Documents, those Lenders holding 51% or more of the Commitment; (b) on any date of determination on and after the initial Borrowing Date under the Loan Documents and prior to the Termination Date for the Facility, those Lenders holding 51% of the Commitment; and (c) on any date of determination on or after the Termination Date for the Facility, those Lenders holding 51% or more of the Principal Debt.

         "RESPONSIBLE OFFICER" means the chief executive officer, chief financial officer, senior vice president, or treasurer of Borrower, or, for all purposes under the Loan Documents, any other officer designated from time to time by the Partnership Policy Committee of Borrower, which designated officer is acceptable to Administrative Agent.

         "RIGHTS" means rights, remedies, powers, privileges, and benefits.

         "ROLLING PERIOD" means, on any date of determination, the most recent four fiscal quarters ended on March 31, June 30, September 30, or December 31 (as the case may be).

         "S&P" means Standard and Poor's Rating Group (a division of McGraw-Hill, Inc.).

         "SCHEDULE" means, unless specified otherwise, a schedule attached to this Agreement, as the same maybe supplemented and modified from time to time in accordance with the terms of the Loan Documents.

         "SENIOR NOTE INDENTURE" means the indenture authorizing the issuance of the Senior Notes, as the same may from time to time be amended or supplemented.

         "SENIOR NOTES" is defined in Section 11.7(a).

         "SUBSIDIARY" of any Person means (a) any entity of which an aggregate of more than 50% (in number of votes) of the stock is owned of record or beneficially, directly or indirectly, by such Person, or (b) any partnership (limited or general) of which such Person shall, directly or indirectly, at any time be the controlling general partner determined in accordance with GAAP or own fifty percent (50%) or more of the issued and outstanding partnership interests.

         "TAXES" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

         "TERMINATION DATE" means, the earlier of (i) March 21, 2004 (or such later date as may be established pursuant to Section 2.5), and (ii) the effective date of any other termination, cancellation, or acceleration of all commitments to lend under the Facility.

         "TYPE" means any type of Borrowing determined with respect to the interest option applicable thereto.

         "VOTING STOCK" means securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         SECTION 1.2.  NUMBER AND GENDER OF WORDS; OTHER REFERENCES.

         Unless otherwise specified in the Loan Documents, (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and restatement, replacement or substitution for it.

         SECTION 1.3.  ACCOUNTING PRINCIPLES.

         All accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period.

                                   ARTICLE II
                              BORROWING PROVISIONS

         SECTION 2.1.  FACILITY.

         Each Lender severally, but not jointly, agrees to lend to Borrower such Lender's Commitment Percentage of one or more Borrowings under the Facility not to exceed such Lender's Committed Sum under the Facility, which Borrowings may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; provided that, (a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date for the Facility; (b) each such Borrowing shall be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000; and (c) on any date of determination, the Commitment Usage shall never exceed the Commitment.

         SECTION 2.2.  LC SUBFACILITY.

         (a) CONDITIONS. Subject to the terms and conditions of this Agreement and applicable Law, Administrative Agent agrees to issue LCs upon Borrower's application therefor (denominated in Dollars) by delivering to Administrative Agent a properly completed LC Request and an LC Agreement with respect thereto no later than 11:00 a.m. Atlanta, Georgia time three Business Days before such LC is to be issued; provided that, (i) on any date of determination and after giving effect to any LC to be issued on such date, the Commitment Usage shall never exceed the Commitment then in effect, (ii) on any date of determination and after giving effect to any LC to be issued on such date, the LC Exposure shall never exceed $50,000,000 (as such commitment under the LC Subfacility may be reduced or canceled as herein provided), (iii) at the time of issuance of such LC, no Default or Potential Default shall have occurred and be continuing and (iv) each LC must expire no later than the earlier of the 30th day prior to the Termination Date or one year from its issuance.

         (b) PARTICIPATIONS. Immediately upon the issuance by Administrative Agent of any LC, Administrative Agent shall be deemed to have sold and transferred to each other Lender, and each other such Lender shall be deemed irrevocably and unconditionally to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage (based upon the Facility), in such LC, the LC Agreement related thereto, and all Rights of Administrative Agent in respect thereof (other than Rights to receive certain fees provided for in Section 5.4(b)).

         (c) REIMBURSEMENT OBLIGATION. To induce Administrative Agent to issue and maintain LCs and to induce Lenders to participate in issued LCs, Borrower agrees to pay or reimburse Administrative Agent (i) on the date on which any draft is presented under any LC, the amount of any draft paid or to be paid by Administrative Agent and (ii) promptly, upon demand, the amount of any fees (in addition to the fees described in Article 5) which Administrative Agent customarily charges to a Person similarly situated in the ordinary course of its business for amending LC Agreements, for honoring drafts under letters of credit, and taking similar action in connection with letters of credit. If Borrower has not reimbursed Administrative Agent for any drafts paid or to be paid within 24 hours of demand therefor by Administrative Agent, Administrative Agent is hereby irrevocably authorized to fund such reimbursement obligations as a Base Rate Borrowing under the Facility to the extent of availability under the Facility and if the conditions precedent in this Agreement for such a Borrowing (other than any notice requirements or minimum funding amounts) have, to Administrative Agent's knowledge, been satisfied. The proceeds of such Borrowing under the Facility shall be advanced directly to Administrative Agent in payment of Borrower's unpaid reimbursement obligation. If for any reason, funds cannot be advanced under the Facility, then Borrower's reimbursement obligation shall continue to be due and payable. Borrower's obligations under this Section 2.2(c) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have at any time against Administrative Agent or any other Person. From the date that Administrative Agent pays a draft under an LC until the related reimbursement obligation of Borrower is paid or funded by proceeds of a Borrowing, (x) unpaid reimbursement obligations which are funded pursuant to a Base Rate Borrowing shall accrue interest at the rate then applicable to Base Rate Borrowings, and (y) unpaid reimbursement obligations which are not so funded shall accrue interest at the Default Rate, which accrued interest shall be payable on demand.

         (d) GENERAL. Administrative Agent shall promptly notify Borrower of the date and amount of any draft presented for honor under any LC (but failure to give any such notice shall not affect Borrower's obligations under this Agreement). Administrative Agent shall pay the requested amount upon presentment of a draft for honor unless such presentment on its face does not comply with the terms of the applicable LC. When making payment, Administrative Agent may disregard (i) any default or potential default that exists under any other agreement and (ii) the obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Administrative Agent shall not be liable for any obligation of any Person thereunder). Borrower's reimbursement obligations to Administrative Agent and Lenders, and each Lender's obligations to Administrative Agent, under this Section 2.2 are absolute and unconditional irrespective of, and Administrative Agent is not responsible for, (i) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements which appear appropriate on their face (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (ii) any dispute by Borrower or any of its Subsidiaries with Borrower's or any of its Subsidiaries' claims, setoffs, defenses, counterclaims, or other Rights against Administrative Lender, any Lender, or any other Person, or (iii) the occurrence of any Potential Default or Default. However, nothing in this Section 2.2 constitutes a waiver of the Rights of Borrower or any Lender to assert any claim or defense based upon the gross negligence or willful misconduct of Administrative Agent. To the extent any Lender has funded its ratable share of any draft under an LC, then Administrative Agent shall promptly distribute reimbursement payments received from Borrower to such Lender according to its ratable share. In the event any payment by Borrower received by Administrative Agent with respect to an LC and distributed to Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by Administrative Agent, contribute such Lender's ratable portion of the amount set aside, avoided, or recovered, together with interest at the rate required to be paid by Administrative Agent upon the amount required to be repaid by it.

         (e) OBLIGATION OF LENDERS. If Borrower fails to reimburse Administrative Agent as provided in Section 2.2(c) within twenty-four (24) hours of the demand therefor by Administrative Agent and funds cannot be advanced under the Facility to satisfy the reimbursement obligations, then Administrative Agent shall promptly notify each Lender of Borrower's failure, of the date and amount of the draft paid, and of such Lender's Commitment Percentage (based upon the Facility) thereof. Each Lender shall promptly and unconditionally fund its participation interest in such unreimbursed draft by making available to Administrative Agent in immediately available funds such Lender's Commitment Percentage (based upon the Facility) of the unreimbursed draft. Funds are due and payable to Administrative Agent on or before the close of business on the Business Day when Administrative Agent gives notice to each Lender of Borrower's reimbursement failure (if given prior to 2:00 p.m., Atlanta, Georgia time) or on the next succeeding Business Day (if notice was given after 2:00 p.m., Atlanta, Georgia time). All amounts payable by any Lender shall accrue interest at the Federal Funds Rate from the day the applicable draft is paid by Administrative Agent to (but not including) the date the amount is paid by the Lender to Administrative Agent.

         (f) DUTIES OF ADMINISTRATIVE AGENT AS ISSUING LENDER. Administrative Agent agrees with each Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit. Administrative Agent's sole liability to each Lender with respect to such LCs (other than liability arising from the gross negligence or willful misconduct of Administrative Agent) shall be to distribute promptly to each Lender who has acquired a participating interest therein such Lender's ratable portion of any payments made to Administrative Agent by Borrower pursuant to Section 2.2(d). Each Lender and Borrower agree that, in paying any draw under any LC, Administrative Agent shall not have any responsibility to obtain any document (other than any documents required by the respective LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering any such document. Administrative Agent, Lenders, and their respective Representatives shall not be liable to any other Lender or Borrower or any of its Subsidiaries for any LCs use or for any beneficiary's acts or omissions.

         (g) CASH COLLATERAL. On the Termination Date for the Facility, or on any date that the LC Exposure exceeds the then-effective commitment under the LC Subfacility, or upon any demand by Administrative Agent upon the occurrence and during the continuance of a Default, Borrower shall provide to Administrative Agent, for the benefit of the Lenders, (i) cash collateral in Dollars in an amount equal to 110% of the LC Exposure existing on such date, such cash and all interest thereon shall constitute cash collateral for all LCs, and (ii) such additional cash collateral as Administrative Agent may from time to time require, so that the cash collateral amount shall at all times equal or exceed 110% the LC Exposure. Any cash collateral deposited under this clause (g), and all interest earned thereon, shall be deposited into a Letter of Credit Cash Collateral Account.

         (h)  LETTER OF CREDIT CASH COLLATERAL ACCOUNT.

                  (i) Borrower hereby pledges and grants a security interest in and lien on the Letter of Credit Cash Collateral Account and all funds, cash and instruments at any time on deposit or held therein to the Administrative Agent for and on behalf of the Lenders as security for the Obligation. The Letter of Credit Cash Collateral Account shall be under the exclusive dominion and control of the Administrative Agent. The Administrative Agent may, at any time during the continuation of a Default without notice to Borrower, apply funds then held in the Letter of Credit Cash Collateral Account to the payment of the Obligation in respect of LCs (and, if no LCs are outstanding or the face amount thereof is less than the amount on deposit in the Cash Collateral Account, to other amounts owed under this Agreement).

                  (ii) The rate of interest earned on the Letter of Credit Cash Collateral Account shall be comparable to the rates paid by Administrative Agent on other similar accounts as in effect time to time; provided, however, that Administrative Agent shall not be obligated to pay interest on said account during the continuation of a Default.

                  (iii) There shall be no release to Borrower of funds from the Letter of Credit Cash Collateral Account at any time during the continuance of a Potential Default or a Default.

                  (iv) Borrower agrees to pay to SunTrust Bank all customary fees, costs and expenses which SunTrust Bank incurs in connection with opening and maintaining the Letter of Credit Cash Collateral Account.

         (i) INDEMNIFICATION. BORROWER SHALL PROTECT, INDEMNIFY, PAY, AND SAVE ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, OR LOSSES OF, OR OWED TO THIRD PARTIES (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT, LENDERS, OR THEIR RESPECTIVE REPRESENTATIVES), AND ANY AND ALL RELATED COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), WHICH ADMINISTRATIVE AGENT, OR ANY LENDER MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF (A) THE ISSUANCE OF ANY LC, (B) ANY DISPUTE ABOUT AN LC, OR (C) THE

FAILURE OF ADMINISTRATIVE AGENT TO HONOR A DRAFT UNDER SUCH LC AS A RESULT OF ANY ACT OR OMISSION (WHETHER RIGHT OR WRONG) OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY. HOWEVER, NO PERSON IS ENTITLED TO INDEMNITY HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE FOREGOING INDEMNITY PROVISIONS SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

         (j) LC AGREEMENTS. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this Agreement, drafts under any LC shall be deemed part of the Obligation, and in the event of any conflict between the terms of this Agreement and any LC Agreement, the terms of this Agreement shall be controlling.

         SECTION 2.3.  TERMINATIONS, REDUCTIONS OR INCREASES OF COMMITMENTS.

         (a) VOLUNTARY COMMITMENT REDUCTION. Without premium or penalty, and upon giving not less than three Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate in whole or in part the unused portion of the Commitment, or the commitment under the LC Subfacility; provided that: (i) each partial termination of the Commitment shall be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000; each partial termination of the commitment under the LC Subfacility shall be in an amount of not less than $1,000,000 or a greater integral multiple of $500,000; and (ii) on any date of determination, the amount of the Commitment may not be reduced below the Commitment Usage, and the commitment under the LC Subfacility shall not be reduced below the LC Exposure. At the time of any commitment termination under this Section 2.3, Borrower shall pay to Administrative Agent, for the account of each Lender any amounts that may then be due under Section 3.3(c), all accrued and unpaid fees then due and payable under this Agreement, the interest attributable to the amount of that reduction, and any related Consequential Loss. Any part of the Commitment or the commitment under the LC Subfacility that is terminated may not be reinstated.

         (b) ADDITIONAL REDUCTIONS. The commitment under the LC Subfacility shall be reduced from time to time on the date of any mandatory or voluntary reduction of the Commitment by the amount, if any, by which such LC Subfacility exceeds the Commitment after giving effect to such reduction of the Commitment.

         (c) RATABLE ALLOCATION OF COMMITMENT REDUCTIONS. Each reduction of the Commitment under this Section 2.3 shall be allocated among the Lenders in accordance with their respective Commitment Percentages under the Facility.

         SECTION 2.4.  BORROWING PROCEDURE.

         The following procedures apply to all Borrowings:

         (a) BORROWING REQUEST. Borrower may request a Borrowing by making or delivering a Borrowing Notice to Administrative Agent requesting that Lenders fund a Borrowing on a certain date (the "BORROWING DATE"), which Borrowing Notice (i) shall be irrevocable and binding on Borrower, (ii) shall specify the Facility or LC Subfacility, (iii) shall specify the Borrowing Date, amount, Type, and (for a Borrowing comprised of Eurodollar Rate Borrowings) Interest Period, and (iv) must be received by Administrative Agent no later than 11:00 a.m. Atlanta, Georgia time on the third Business Day preceding the Borrowing Date for any Eurodollar Rate Borrowing or on the requested Borrowing Date (which shall be a Business Day for any Base Rate Borrowing. Administrative Agent shall timely notify each Lender with respect to each Borrowing Notice.

         (b) FUNDING. Each Lender shall remit its Commitment Percentage for the Facility of each requested Borrowing to Administrative Agent's office in Atlanta, Georgia, in funds which are or will be available for immediate use by Administrative Agent by 2:00 p.m. Atlanta, Georgia time on the applicable Borrowing Date. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by the requisite Lenders under Section 14.11) make such funds available to Borrower by causing such funds to be deposited to Borrower's account as designated to Administrative Agent by Borrower.

         (c) FUNDING ASSUMED. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may recover the applicable amount on demand, (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing available as required by Section 2.4(b); however, failure of any Lender to make its Commitment Percentage of any Borrowing so available does not excuse any other Lender from making its Commitment Percentage of any Borrowing so available.

         SECTION 2.5.  EXTENSION OF MATURITY DATE.

         (a) Borrower may, by written notice to the Administrative Agent (a "REQUEST FOR EXTENSION") given not less than 45 nor more than 60 days prior to each Anniversary Date, advise the Lenders that it requests an extension of the then effective Termination Date (the "EXISTING TERMINATION DATE") by one year, effective on the relevant Anniversary Date (the "RELEVANT ANNIVERSARY DATE"). The Administrative Agent will promptly, and in any event within five Business Days of the receipt of such Request for Extension, notify the Lenders of the contents of each such Request for Extension.

         (b) Each Request for Extension shall (i) be irrevocable and (ii) constitute a representation by Borrower that (A) neither any Default nor any Potential Default has occurred and is continuing and (B) the representations and warranties contained in Article 8 are correct in all material respects on and as of the Relevant Anniversary Date, as though made on and as of such date (unless any representation and warranty expressly relates to an earlier date).

         (c) In the event a Request for Extension is given to the Administrative Agent as provided in Section 2.5(a) and the Administrative Agent notifies a Lender of the contents thereof, such Lender shall on or before the 30th day next preceding the then Relevant Anniversary Date advise the Administrative Agent in writing whether or not such Lender consents to the extension requested thereby. Each Lender shall have the right to consent to or reject such extension request in the exercise of its sole discretion. If any Lender fails so to advise the Administrative Agent, such Lender shall be deemed to have not consented to such extension. If all Lenders consent, the then effective Termination Date shall be extended by one year from the then effective Termination Date.

         (d) If (i) any Lender notifies the Administrative Agent that it will not consent to a Request for Extension, or (ii) all of the Lenders have not in writing expressly consented to a Request for Extension within the time period set forth in Section 2.5(c), then Borrower may, at its option, replace each Lender which has not agreed to the Request for Extension (a "NONEXTENDING LENDER") with one or more existing Lenders and/or another bank or financial institution approved by the Administrative Agent (which approval shall not be unreasonably withheld or delayed) (a "REPLACEMENT LENDER") by giving (not less than 10 days prior to the Relevant Anniversary Date) notice of the name of such Replacement Lender or such existing Lenders to the Administrative Agent. Each Nonextending Lender shall promptly assign all of its interests hereunder to such Replacement Lender and/or existing Lenders in accordance with Section 14.13. In connection with any such assignment, the Borrower shall be responsible for payment of the processing fee set forth in Section 14.13(b)(iii).

         (e) If all Lenders consent to a Request for Extension (or, if all Nonextending Lenders are replaced in accordance with this Section), then, as of the Relevant Anniversary Date, the Termination Date shall be deemed to have been extended for, and shall be the date that is, one year after the then effective Termination Date. If any Lender declines to consent to any such Request for Extension and such Lender is not replaced in accordance with this Section, then the Termination Date then in effect shall not be extended.

                                   ARTICLE III
                                TERMS OF PAYMENT

         SECTION 3.1.  LOAN ACCOUNTS, NOTES, AND PAYMENTS.

         (a) LOAN ACCOUNTS. The Principal Debt owed to each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by Administrative Agent (including, without limitation, the Register) and each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowings made by Borrower from each Lender under this Agreement (and the LC Subfacility hereunder) and the interest and principal payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower under the Loan Documents to pay any amount owing with respect to the Obligation.

         (b) NOTES. Upon the request of any Lender, made through Administrative Agent, the Commitment amount of such Lender may be evidenced by a Note.

         (c) PAYMENT. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Administrative Agent at its office in Atlanta, Georgia in Dollars and in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m., Atlanta, Georgia time on the day due, without setoff, deduction, or counterclaim. Payments made after 1:00 p.m., Atlanta, Georgia, time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment of principal, interest, or other amount to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; provided such payment is received by Administrative Agent prior to 1:00 p.m., Atlanta, Georgia time, and otherwise before 1:00 p.m., Atlanta, Georgia time on the Business Day next following.

         (d) PAYMENT ASSUMED. Unless Administrative Agent has received notice from Borrower prior to the date on which any payment is due under this Agreement that Borrower will not make that payment in full, Administrative Agent may assume that Borrower has made the full payment due and Administrative Agent may, in reliance upon that assumption, cause to be distributed to the appropriate Lender on that date the amount then due to such Lenders. If and to the extent Borrower does not make the full payment due to Administrative Agent, each Lender shall repay to Administrative Agent on demand the amount distributed to that Lender by Administrative Agent together with interest for each day from the date that Lender received payment from Administrative Agent until the date that Lender repays Administrative Agent (unless such repayment is made on the same day as such distribution), at an annual interest rate equal to the Federal Funds Rate.

         SECTION 3.2.  INTEREST AND PRINCIPAL PAYMENTS.

         (a) INTEREST. Accrued interest on each Eurodollar Rate Borrowing is due and payable on the last day of its respective Interest Period and on the Termination Date for the Facility; provided that, if any Interest Period is greater than three months, then accrued interest is also due and payable on the three month anniversary of the date on which such Interest Period commences and on each three month anniversary thereafter, as well as on the last day of such Interest Period. Accrued interest on each Base Rate Borrowing shall be due and payable on each March 31, June 30, September 30, and December 31, and on the Termination Date for the Facility. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

         (b) PRINCIPAL DEBT. The Principal Debt is due and payable on the Termination Date.

         SECTION 3.3.  PREPAYMENTS.

         (a) OPTIONAL PREPAYMENTS. Except as set forth herein, after giving Administrative Agent advance written notice of the intent to prepay, Borrower may voluntarily prepay all or any part of the Principal Debt, from time to time and at any time, in whole or in part, without premium or penalty; provided that:
(i) such notice must be received by Administrative Agent by 1:00 p.m.,

Atlanta, Georgia time, on or before the date of prepayment of any Borrowing;
(ii) each such partial prepayment must be in a minimum amount of at least $5,000,000 or a greater integral multiple of $1,000,000 thereof or such lesser amount as may be outstanding under the Facility; (iii) any Eurodollar Rate Borrowing may only be prepaid at the end of an applicable Interest Period (unless Borrower pays the amount of any Consequential Loss); and (iv) Borrower shall pay any related Consequential Loss within ten (10) days after demand therefor. Conversions under Section 3.11 are not prepayments. Each notice of prepayment shall specify the prepayment date, the applicable loan hereunder of Principal Debt being prepaid, and the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein, together with (unless such prepayment is made with respect to a Base Rate Borrowing) accrued and unpaid interest to the date of such payment on the aggregate principal amount prepaid. Any voluntary prepayment of the Principal Debt shall be applied to the Principal Debt and shall be allocated Pro Rata to each Lender. Unless a Default or Potential Default has occurred and is continuing (or would arise as a result thereof), any payment or prepayment of the Principal Debt may be reborrowed by Borrower, subject to the terms and conditions of the Loan Documents.

         (b) MANDATORY PAYMENTS/REDUCTIONS. On any date of determination if the Commitment Usage exceeds the Commitment then in effect, then Borrower shall make a mandatory prepayment of the Principal Debt, in at least the amount of such excess, together with (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any Consequential Loss arising as a result thereof; provided that, on any such reduction date, if no Principal Debt is then outstanding, but the LC Exposure exceeds the Commitment, then Borrower shall provide to Administrative Agent, for the benefit of Lenders, cash collateral in Dollars for deposit into the Letter of Credit Cash Collateral Account in an amount at least equal to 110% such excess. All mandatory prepayments or commitment reductions under the Facility hereunder shall be allocated among the Lenders in accordance with their respective Commitment Percentages under the Facility.

         (c) MANDATORY PREPAYMENTS OF INTEREST/CONSEQUENTIAL LOSS. All prepayments under this Section 3.3 shall be made, together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any Consequential Loss arising as a result thereof.

         SECTION 3.4.  INTEREST OPTIONS.

         Except that the Eurodollar Rate may not be selected when a Default or Potential Default exists and except as otherwise provided in this Agreement, Borrowings bear interest at a rate per annum equal to the lesser of (a) as to the respective Type of Borrowing (as designated by Borrower in accordance with this Agreement), the Base Rate, plus the Applicable Margin for Base Rate Borrowings, or the Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings, and (b) the Maximum Rate. Each change in the Base Rate or the Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

         SECTION 3.5.  QUOTATION OF RATES.

         It is hereby acknowledged that an appropriately designated Representative of Borrower may call Administrative Agent on or before the date on which a Borrowing Notice is to be delivered by Borrower in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Borrowing Notice is given or on the Borrowing Date.

         SECTION 3.6.  DEFAULT RATE.

         While any Default exists or after acceleration, Borrower shall pay interest on the principal amount of all Borrowings at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment.

         SECTION 3.7.  INTEREST RECAPTURE.

         If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Principal Debt.

         SECTION 3.8.  INTEREST CALCULATIONS.

         Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of an Eurodollar Rate Borrowing (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be) and 365 or 366 days, as the case may be, in the case of a Base Rate Borrowing. All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

         SECTION 3.9.  MAXIMUM RATE.

         Regardless of any provision contained in any Loan Document, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower.

In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

         SECTION 3.10.  INTEREST PERIODS.

         When Borrower requests any Eurodollar Rate Borrowing, Borrower may elect the interest period (each an "INTEREST PERIOD") applicable thereto, which shall be, at Borrower's option and subject to availability, one, two, three, or six months; provided, however, that: (a) the initial Interest Period for a Eurodollar Rate Borrowing shall commence on the date of such Borrowing (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (unless such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or unless there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such portion of the Principal Debt; and (d) no more than an aggregate of five (5) Interest Periods shall be in effect at one time.

         SECTION 3.11.  CONVERSIONS.

         Borrower may (a) convert a Eurodollar Rate Borrowing on the last day of the applicable Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Rate Borrowing, and (c) elect a new Interest Period (in the case of a Eurodollar Rate Borrowing), by giving a Conversion Notice of such intent to Administrative Agent no later than 11:00 a.m. Atlanta, Georgia time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be (in the case of a conversion to a Eurodollar Rate Borrowing or an election of a new Interest Period), and no later than 11:00 a.m. Atlanta, Georgia time on the last Business Day of the Interest Period (in the case of a conversion to a Base Rate Borrowing); provided that, the principal amount converted to, or continued as, a Eurodollar Rate Borrowing shall be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000 (or such lesser amount as may be outstanding under the Facility). Administrative Agent shall timely notify each Lender with respect to each Conversion Notice. Absent Borrower's Conversion Notice or election of a new Interest Period, a Eurodollar Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. No Eurodollar Rate Borrowing may be either made or continued as a Eurodollar Rate Borrowing, and no Base Rate Borrowing may be converted to a Eurodollar Rate Borrowing, if the interest rate for such Eurodollar Rate Borrowing would exceed the Maximum Rate. The right to convert from a Base Rate Borrowing to a Eurodollar Rate Borrowing, or to continue as a Eurodollar Rate Borrowing shall not be available if a Default or Potential Default has occurred and is continuing.

         SECTION 3.12.  ORDER OF APPLICATION.

         (a) NO DEFAULT. If no Default or Potential Default exists and if no order of application is otherwise specified in Section 3.3 or otherwise in the Loan Documents, payments and prepayments of the Obligation shall be applied first to fees, second to accrued interest then due and payable on the Principal Debt, and then to the remaining Obligation in the order and manner as Borrower may direct.

         (b) DEFAULT. If a Default or Potential Default exists (or if Borrower fails to give directions as permitted under Section 3.12(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligation in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which Agents or Lenders have not been paid or reimbursed in accordance with the Loan Documents (as used in this Section 3.12(b)(i), a "RATABLE PAYMENT" for any Lender or any Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or such Agent bears to the total aggregate fees and indemnities owed to all Lenders and Agents on such date of determination); (ii) to the ratable payment of accrued and unpaid interest on the Principal Debt (as used in this Section 3.12(b)(ii), "RATABLE PAYMENT" means, for any Lender, on any date of determination, that proportion which the accrued and unpaid interest on the Principal Debt owed to such Lender bears to the total accrued and unpaid interest on the Principal Debt owed to all Lenders); (iii) to the ratable payment of any reimbursement obligation with respect to any LC issued pursuant to the Agreement which is due and payable and which remains unfunded by any Borrowing under the Facility; provided that, such payments shall be allocated ratably among the issuer of the LC and the Lenders which have funded their participations in such LC; (iv) to the ratable payment of the Principal Debt (as used in this Section 3.12(b)(iv), "RATABLE PAYMENT" means for any Lender, on any date of determination, that proportion which the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders); (v) to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with Section 2.2(g); and (vi) to the payment of the remaining Obligation in the order and manner Required Lenders deem appropriate. Subject to the provisions of Article 12 and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby,

Administrative Agent shall promptly distribute such amounts to each Lender in accordance with the Agreement and the related Loan Documents.

         SECTION 3.13.  SHARING OF PAYMENTS, ETC.

         If any Lender shall obtain any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under Section 3.14) which is in excess of its share of any such payment in accordance with the relevant Rights of the Lenders under the Loan Documents, then such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment with each other Lender in accordance with the relevant Rights under the Loan Documents. If all or any portion of such excess payment is subsequently recovered from such purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

         SECTION 3.14.  OFFSET.

         If a Default exists, each Lender shall be entitled to exercise (for the benefit of all Lenders in accordance with Section 3.13) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which any Loan Party may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation.

         SECTION 3.15.  BOOKING BORROWINGS.

         To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; provided that, no Affiliate shall be entitled to receive any greater payment under Article 4 than the transferor Lender would have been entitled to receive with respect to such Borrowings. In the event a Lender shall transfer its Borrowings to or make its Borrowings from any office other than that designated on Schedule 13.3, it shall notify the Administrative Agent and the Administrative Agent shall provide a copy of such notice to Borrower; provided, however, that the failure of a Lender or of Administrative Agent to provide notice under this Section shall not relieve Borrower from any obligations under this Agreement.

                                   ARTICLE IV
                             CHANGE IN CIRCUMSTANCES

         SECTION 4.1.  INCREASED COST AND REDUCED RETURN.

         (a) CHANGES IN LAW. If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                  (i) shall subject such Lender (or its Applicable Lending Office) to any Tax or other charge with respect to any Eurodollar Rate Borrowing, its Notes, or its obligation to loan Eurodollar Rate Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under the Loan Documents in respect of any Eurodollar Rate Borrowings (other than Taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the commitment of such Lender hereunder; or

                  (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting the Loan Documents or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Rate Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under the Loan Documents with respect to any Eurodollar Rate Borrowing, then Borrower shall pay to such Lender within 15 days after demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this Section 4.1(a), Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to loan or continue Borrowings of the Type with respect to which such compensation is requested, or to convert Borrowings of any other Type into Borrowings of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided, that such suspension shall not affect the Right of such Lender to receive the compensation so requested.

         (b) CAPITAL ADEQUACY. If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time within 15 days after demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) CHANGES IN APPLICABLE LENDING OFFICE; COMPENSATION STATEMENT. Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder and calculations in reasonable detail which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Borrower shall not be obligated to compensate any Lender pursuant to this Section 4.1 for any amounts attributable to a period more than 120 days prior to the giving of notice by such Lender to Borrower of its request for compensation under this Section 4.1.

         SECTION 4.2.  LIMITATION ON TYPES OF LOANS.

         If on or prior to the first day of any Interest Period for any Eurodollar Rate Borrowing:

         (a) INABILITY TO DETERMINE EURODOLLAR RATE. Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

         (b) COST OF FUNDS. Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Borrowings for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to fund additional Eurodollar Rate Borrowings, continue Eurodollar Rate Borrowings, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate Borrowings, either prepay such Borrowings or convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

         SECTION 4.3.  ILLEGALITY.

         Notwithstanding any other provision of the Loan Documents, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Borrowings hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or continue Eurodollar Rate Borrowings and to convert other Base Rate Borrowings into Eurodollar Rate Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Borrowings (in which case the provisions of Section 4.4 shall be applicable).

         SECTION 4.4.  TREATMENT OF AFFECTED LOANS.

         If the obligation of any Lender to fund Eurodollar Rate Borrowings or to continue, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, shall be suspended pursuant to Sections 4.1, 4.2, or 4.3 hereof, such Lender's Eurodollar Rate Borrowings shall be automatically converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Borrowings (or, in the case of a conversion required by Section
4.3 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 4.1, 4.2, or 4.3 hereof that gave rise to such conversion no longer exist:

         (a) to the extent that such Lender's Eurodollar Rate Borrowings have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Borrowings shall be applied instead to its Base Rate Borrowings; and

         (b) all Borrowings that would otherwise be made or continued by such Lender as Eurodollar Rate Borrowings shall be made or continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be converted into Eurodollar Rate Borrowings shall be converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in Sections 4.1, 4.2, or 4.3 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Borrowings pursuant to this Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Borrowings made by other Lenders are outstanding, such Lender's Base Rate Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Rate Borrowings held by the Lenders and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Committed Sums.

         SECTION 4.5.  COMPENSATION.

         Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (excluding loss of anticipated profits) incurred by it as a result of:

         (a) any payment, prepayment, or conversion of a Eurodollar Rate Borrowing for any reason (including, without limitation, the acceleration of the loan pursuant to Section 12.1) on a date other than the last day of the Interest Period for such Borrowing; or

         (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Section 7.2 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Rate Borrowing on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant Borrowing Notice, prepayment, continuation, or conversion under this Agreement.

         SECTION 4.6.  TAXES.

         (a) GENERAL. Any and all payments by Borrower to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each Lender and Administrative Agent, Taxes imposed on its income and franchise Taxes imposed on it by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized, or any political subdivision thereof. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions,
(iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Borrower shall furnish to Administrative Agent, at its address listed in
Schedule 2.1, the original or a certified copy of a receipt evidencing payment thereof.

         (b) STAMP AND DOCUMENTARY TAXES. In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES"), other than any such taxes, charges or levies resulting from an assignment or participation pursuant to Section 14.13 by a Lender of all or any portion of its interest in this Agreement or any other Loan Document ("EXCLUDED TAXES").

         (c) INDEMNIFICATION FOR TAXES. Borrower agrees to indemnify each Lender and Administrative Agent for the full amount of Taxes, excluding, in the case of each Lender and Administrative Agent, (i) Excluded Taxes, (ii) Taxes imposed on its income and (iii) franchise Taxes imposed on it by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized, or any political subdivision thereof and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid by such Lender or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) WITHHOLDING TAX FORMS. Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the Closing Date in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, Internal Revenue Service Form W-8 ECI or W-8 BEN, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to the Loan Documents is effectively connected with the conduct of a trade or business in the United States, or (ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim an exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower, and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code). Each Lender which so delivers a W-8, Form 1001, or 4224 further undertakes to deliver to Borrower and Administrative Agent additional forms (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, in each case certifying that such Lender is entitled to receive payments from Borrower under any Loan Document without deduction or withholding (or at a reduced rate of deduction or withholding) of any United States federal income taxes, unless an event (including without limitation any change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it, and such Lender advises Borrower and Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

         (e) FAILURE TO PROVIDE WITHHOLDING FORMS; CHANGES IN TAX LAWS. For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to Section 4.6(d) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) CHANGE IN APPLICABLE LENDING OFFICE. If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (g) TAX PAYMENT RECEIPT. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

         (h) SURVIVAL. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 4.6 shall survive the termination of the Commitment and the payment in full of the Obligation.

                                    ARTICLE V
                                      FEES

         SECTION 5.1.  TREATMENT OF FEES.

         Except as otherwise provided by Law, the fees described in this Article 5: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in the Loan Documents, (c) shall be payable in accordance with Section 3.1(c), (d) shall be non-refundable (subject to the provisions of Section 3.9, if applicable), (e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless such computation would result in interest being computed in excess of the Maximum Rate in which event such computation shall be made on the basis of a year of 365 or 366 days, as the case may be.

         SECTION 5.2.  FEES OF ADMINISTRATIVE AGENT AND ARRANGER.

         Borrower shall pay to Administrative Agent and Arranger, as the case may be, solely for their respective accounts, the fees described in that certain separate letter agreement dated February 26, 2001, among Borrower, Administrative Agent, and Arranger.

         SECTION 5.3.  FACILITY FEES.

         Following the Closing Date, Borrower shall pay to Administrative Agent, for the Pro Rata account of Lenders, a facility fee, calculated daily from the Closing Date but payable in installments in arrears each March 31, June 30, September 30, and December 31 and on the Termination Date for the Facility, commencing March 31, 2001. On any day of determination, the facility fee shall be an amount equal to the Applicable Amount for the facility fee multiplied by the Commitment on such day (regardless of usage). Each such installment shall be calculated in accordance with Section 5.1(f).

         SECTION 5.4.  LC FEES.

         As an inducement for the issuance (including, without limitation, any extension) of each LC, Borrower agrees to pay to Administrative Agent:

         (a) For the account of each Lender, according to each Lender's Commitment Percentage under the Facility, a letter of credit fee payable quarterly in arrears for so long as each such LC is outstanding, on the last Business Day of each March, June, September, and December and on the expiry date of the LC. The issuance fee for each LC or any extension thereof shall be in an amount equal to the product of (a) the letter of credit fee set forth in the definition of Applicable Amount in effect on the date of determination of such fee (calculated on a per annum basis) multiplied by (b) the stated amount of such LC. If there is any change in the Applicable Amount during any period, the stated amount of such LC shall be multiplied by the Applicable Amount separately for each such period that such Applicable Amount was in effect.

         (b) For the account of Administrative Agent, as the issuer of LCs, payable on the date of issuance of any LC (or any extension thereof) a fronting fee equal to one-eighth of one percent (0.125%) of the face amount of such LC (or extensions thereof). In addition, Borrower shall pay to Administrative Agent, for its individual account, standard administrative charges for LC amendments.

         SECTION 5.5.  UTILIZATION FEE.

         Borrower shall pay to the Administrative Agent for the Pro Rata account of the Lenders a utilization fee equal to the amount set forth in the definition of Applicable Amount multiplied by the Commitment Usage hereunder. Such fee shall be payable for each day that the Commitment Usage hereunder exceeds fifty percent (50.0%) of the Commitment hereunder. Such utilization fee shall accrue from the Closing Date to the Termination Date for the Facility and shall be due and payable each March 31, June 30, September 30 and December 31 and on the Termination Date for the Facility, commencing March 31, 2001.

                                   ARTICLE VI
                                    GUARANTY

         SECTION 6.1.  GUARANTY.

         As an inducement to Agents and Lenders to enter into this Agreement, Borrower shall cause Intermediate Partnership to execute and deliver to Administrative Agent a Guaranty substantially in the form and upon the terms of Exhibit C, providing for the guaranty of payment and performance of the Obligation.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         SECTION 7.1.  CONDITIONS PRECEDENT TO CLOSING.

         This Agreement shall not become effective, and Lenders shall not be obligated to advance any Borrowing or issue any LC, unless Administrative Agent has received all of the agreements, documents, instruments, and other items described on Schedule 7.1.

         SECTION 7.2.  CONDITIONS PRECEDENT TO EACH BORROWING.

         In addition to the conditions stated in Section 7.1, Lenders will not be obligated to fund (as opposed to continue or convert) any Borrowing, and Administrative Agent will not be obligated to issue any LC, as the case may be, unless on the date of such Borrowing or issuance (and after giving effect thereto), as the case may be: (a) Administrative Agent shall have timely received therefor a Borrowing Notice or a LC Request (together with the applicable LC Agreement), as the case may be; (b) Administrative Agent shall have received the LC fronting fees provided for in Section 5.4(b) hereof; (c) all of the representations and warranties of any Loan Party set forth in the Loan Documents are true and correct in all material respects (except such representations and warranties which expressly refer to an earlier date, which are true and correct in all material respects as of such earlier date); (d) no Default or Potential Default shall have occurred and be continuing; and (e) the funding of such Borrowings and issuance of such LC, as the case may be, is permitted by Law. Each Borrowing Notice and LC Request delivered to Administrative Agent shall constitute the representation and warranty by Borrower to Administrative Agent that, as of the Borrowing Date or the date of issuance of the request LC, as the case may be, the statements above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Required Lenders, Lenders may fund any Borrowing, and Administrative Agent may issue any LC, without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Required Lenders specifically waive each such item in writing.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Administrative Agent and Lenders as follows:

         SECTION 8.1.  PURPOSE OF CREDIT FACILITY.

         (a) Borrower will use all proceeds of Borrowings for one or more of the following (or will loan such proceeds to, or make capital contributions to, Intermediate Partnership to so use such proceeds) (i) to repay the Debt existing under the Existing Credit Agreements; (ii) to finance capital expenditures and non-hostile acquisitions; (iii) to finance investments permitted hereunder; (iv) for working capital; and (v) for general business purposes. No proceeds of any Borrowing will be used to make any Distribution with respect to the Limited Partnership Units or General Partners' interests in Borrower, or to make any Distribution with respect to partnership interests in Intermediate Partnership.

         (b) Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulations T, U or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).

         SECTION 8.2.  EXISTENCE, GOOD STANDING, AUTHORITY, AND AUTHORIZATIONS.

         Each of the Loan Parties and each Subsidiary thereof is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization. Each of the Loan Parties and its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same, except to the extent failure to so qualify or be in good standing is not reasonably likely, in the aggregate, to result in a Material Adverse Event. Each of the Loan Parties, and each Subsidiary thereof, possesses all Authorizations necessary or required in the conduct of its respective business(es), except to the extent that failure to possess such Authorization(s) is not reasonably likely, in the aggregate, to result in a Material Adverse Event. No authorization, consent, approval, waiver, license, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority (federal, state, or local), non-governmental entity, or Person under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of the Loan Documents by the Loan Parties or their respective Subsidiaries.

         SECTION 8.3.  SUBSIDIARIES.

         Borrower has no direct Subsidiaries except as disclosed on Schedule
8.3. As of the Closing Date, Intermediate Partnership has no Subsidiaries except as disclosed on Schedule 8.3. As of the Closing Date, the number and percentage of shares or partnership and other equity interests in each Subsidiary, and the ownership thereof, are accurately set forth on Schedule 8.3 attached hereto. All such partnership and other equity interests are validly issued under the terms of the applicable Constituent Documents of the issuer and applicable Law.

         SECTION 8.4.  AUTHORIZATION AND NO CONTRAVENTION.

         The execution and delivery by each Loan Party of each Loan Document to which it is a party and the performance by such Loan Party of its obligations thereunder (a) are within its partnership power; (b) will have been duly authorized by all necessary partnership action when such Loan Document is executed and delivered (c) require no action by or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Document); (d) will not violate any provision of the partnership agreement of such Loan Party, (e) will not violate any provision of Law applicable to it; (f) will not violate any material written or oral agreements, contracts, commitments, or understandings to which it is a party, other than such violations which could not be a Material Adverse Event; and (g) will not result in the creation or imposition of any Lien on any asset of any Loan Party.

         SECTION 8.5.  BINDING EFFECT.

         Upon execution and delivery by all parties thereto, each Loan Document will constitute a legal, valid, and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

         SECTION 8.6.  FINANCIAL STATEMENTS.

         (a) The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Loan Parties and Subsidiaries thereof covered thereby ("REPORTING ENTITIES") as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments for interim statements). There were no material liabilities, direct or indirect, fixed or contingent, of the Reporting Entities as of the date or dates of the Current Financials which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected.

         (b)  Since December 31, 2000, there has been no Material Adverse Event.

         SECTION 8.7.  LITIGATION, CLAIMS, INVESTIGATIONS.

         No Loan Party is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Loan Party, or any Subsidiary thereof, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event. There are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or threatened by or against any Loan Party, or any Subsidiary thereof, which could reasonably be expected to result in a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Loan Party, or any Subsidiary thereof, that could reasonably be expected to result in a Material Adverse Event.

         SECTION 8.8.  TAXES.

         All Tax returns of each Loan Party and each Subsidiary thereof required to be filed have been filed (or extensions have been granted) prior to delinquency, and all Taxes imposed upon each Loan Party and each Subsidiary thereof which are due and payable have been paid prior to delinquency, other than Taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 8.9.  ENVIRONMENTAL MATTERS.

         No Loan Party (a) knows of any environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned by any Loan Party and any Subsidiary thereof that could reasonably be expected to be a Material Adverse Event, (b) knows of any violation by any Loan Party, any Subsidiary thereof of any Environmental Law, except for such violations that could not reasonably be expected to be a Material Adverse Event, or (c) knows that any Loan Party and any Subsidiary thereof is under any obligation to remedy any violation of any Environmental Law, except for such obligations that could not reasonably be expected to be a Material Adverse Event.

         SECTION 8.10.  EMPLOYEE BENEFIT PLANS.

         (a) No Employee Plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), (b) no Loan Party or any Subsidiary or ERISA Affiliate thereof has incurred material liability to the PBGC or with respect to an Employee Plan, which liability is currently due and remains unpaid under Title IV of ERISA, (c) each Employee Plan subject to ERISA and the Code complies in all material respects, both in form and operation, with ERISA and the Code, (d) no ERISA Event has occurred or is reasonably expected to occur with respect to any Employee Plan or Multiemployer Plan which, individually or collectively with all other ERISA Events then existing, could reasonably be expected to be a Material Adverse Event, (e) the present value of all accrued benefits under each Employee Plan (based on actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by the Employee Plan's actuary with respect to such Employee
Plan) did not, as of the last annual actuarial valuation date for such Employee Plan, exceed the then-current value of the assets of such Employee Plan in such an amount which could reasonably be expected to result in a Material Adverse Event, and (f) the present value of vested benefits under each Employee Plan (based on PBGC actuarial assumptions used for plan termination), does not exceed the value of the assets of such Employee Plan in such an amount which could reasonably be expected to result in a Material Adverse Event.

         SECTION 8.11.  PROPERTIES; LIENS.

         Each Loan Party has good and marketable title to all its property reflected on the Current Financials and each of its Subsidiaries has sufficient title to permit such Subsidiary to operate its facilities. Except for Permitted Liens, there is no Lien on any property of any Loan Party, and the execution, delivery, performance, or observance of the Loan Documents will not require or result in the creation of any Lien on such property.

         SECTION 8.12.  GOVERNMENT REGULATIONS.

         No Loan Party or Subsidiary thereof is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any public service commission) which regulates the incurrence of Debt.

         SECTION 8.13.  TRANSACTIONS WITH AFFILIATES.

         No Loan Party or any Subsidiary thereof is a party to a material transaction with any of its Affiliates (excluding (i) transactions between or among such Loan Parties or any Subsidiary thereof, (ii) the Operating Agreement, dated February 28, 1980, by and between NBPC and Northern Plains and (iii) the Administrative Services Agreement by and between NBP Services Corporation, the Borrower and Intermediate Partnership), other than transactions upon fair and reasonable terms not materially less favorable than such entity could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

         SECTION 8.14.  MATERIAL AGREEMENTS.

         No Loan Party or any Subsidiary thereof is in default with respect to any material agreements, contracts, commitments, or understandings which could reasonably be expected to be a Material Adverse Event.

         SECTION 8.15.  INSURANCE.

         Each Loan Party and each Subsidiary thereof maintains, with financially sound, responsible, and reputable insurance companies or associations, insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with self-insurance, co-insurance and deductibles) as is customary in the case of same or similar businesses.

         SECTION 8.16.  COMPLIANCE WITH LAWS.

         No Loan Party or any Subsidiary thereof is in violation of any Laws (including, without limitation, Environmental Laws), other than such violations which could not, individually or collectively, reasonably be expected to be a Material Adverse Event. No Loan Party or any Subsidiary thereof has received notice alleging any noncompliance with any Laws, except for such noncompliance which no longer exists, or which could not reasonably be expected to be a Material Adverse Event.

         SECTION 8.17.  REGULATION U.

         "Margin Stock" (as defined in Regulation U) constitutes less than 25% of those assets of the Loan Parties which are subject to any limitation on sale, pledge, or other restrictions hereunder.

         SECTION 8.18.  FULL DISCLOSURE.

         All information heretofore furnished by any Loan Party to any Lender or Administrative Agent in connection with the Loan Documents was, and all such information hereafter furnished by any Loan Party to any Lender or Administrative Agent will be, taken as a whole, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

         SECTION 8.19.  NO DEFAULT.

         No Default or Potential Default has occurred and is continuing or will arise as a result of the execution of the Loan Documents or of any Borrowing hereunder.

                                   ARTICLE IX
                              AFFIRMATIVE COVENANTS

         Each of Borrower, and Guarantor, by its execution and delivery of a Guaranty, covenants and agrees to perform, observe, and comply with each of the following covenants from the Closing Date and so long thereafter as Lenders are committed to fund Borrowings and Administrative Agent is committed to issue LCs under this Agreement and thereafter until the payment in full of the Principal Debt (and termination of outstanding LCs, if any) and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, unless Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Required Lenders:

         SECTION 9.1.  USE OF PROCEEDS.

         Borrower shall, and shall cause each of its Subsidiaries to, use the proceeds of Borrowings only for the purposes represented in Section 8.1(a).

         SECTION 9.2.  BOOKS AND RECORDS.

         The Loan Parties shall, and shall cause each of their Subsidiaries to, maintain books, records, and accounts necessary to prepare financial statements in all material respects in accordance with GAAP.

         SECTION 9.3.  ITEMS TO BE FURNISHED.

         Borrower shall cause the following to be furnished to Administrative Agent for delivery to Lenders:

         (a) Promptly after preparation, and no later than 60 days after the last day of each of the first three fiscal quarters of Borrower, balance sheets and statements of earnings and cash flow ("FINANCIAL STATEMENTS") showing the consolidated financial condition and results of operations calculated for Borrower and its Subsidiaries, for such fiscal quarter and for the period from the beginning of the then-current fiscal year to such last day, and each accompanied by a Compliance Certificate.

         (b) Promptly after preparation, and no later than 120 days after the last day of each fiscal year of Borrower, Financial Statements showing the consolidated financial condition and results of operations for Borrower and its Subsidiaries, as of, and for the year ended on, such day, each accompanied by:

                 (i) the unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of Borrower; and

                 (ii) a Compliance Certificate.

         (c) Promptly upon receipt thereof, and in any event within ten (10) Business Days after receipt thereof, copies of all auditor's annual management letters delivered to Borrower.

         (d) Notice, promptly (but in any event within five (5) Business Days) after any Loan Party knows or has reason to know of (i) a Default or Potential Default specifying the nature thereof and what action any Loan Party or any Subsidiary thereof has taken, is taking, or proposes to take with respect thereto, (ii) any other event or circumstance that results in, or could reasonably be expected to result in, a Material Adverse Event, or (iii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting any Loan Party or any Subsidiary of any Loan Party that, if adversely determined, could reasonably be expected to result in a Material Adverse Event.

         (e) Promptly after the filing thereof, a true, correct, and complete copy of each Form 10-K, Form 10-Q, and Form 8-K filed by or on behalf of any Loan Party or any Subsidiary thereof with the Securities and Exchange Commission, and of all material reports or filings filed by or on behalf of any Loan Party with any Governmental Authority.

         (f) Promptly upon request therefor by Administrative Agent or Lenders, such information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Loan Parties or Subsidiary thereof, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as reasonably requested.

         SECTION 9.4.  INSPECTIONS.

         Upon reasonable notice, the Loan Parties shall allow, and shall cause their Subsidiaries to allow, Administrative Agent or any Lender (or their respective Representatives) to inspect any of their properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of their respective affairs, conditions, and finances with other creditors, directors, officers, employees, other representatives, and independent accountants of the Loan Parties and their Subsidiaries, from time to time, during reasonable business hours.

         SECTION 9.5.  TAXES.

         Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly pay when due any and all Taxes other than Taxes the applicability, amount, or validity of which is being contested in good faith by lawful proceedings diligently conducted, and against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any lien securing same have been and continue to be stayed.

         SECTION 9.6.  PAYMENT OF OBLIGATIONS.

         Borrower shall pay the Obligation in accordance with the terms and provisions of the Loan Documents. Each Loan Party shall, and shall cause its Subsidiaries to, promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations other than the Obligation are being contested in good faith by appropriate proceedings).

         SECTION 9.7.  MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS.

         Except as otherwise permitted by Section 10.9, each Loan Party shall, and shall cause each of its Subsidiaries to, at all times: (a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the nature of its business so requires; (b) maintain all licenses, permits, and franchises necessary for the normal conduct of its business; (c) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; and (d) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations which may at any time and from time to time be necessary for the Loan Parties and Subsidiaries thereof to operate their businesses in compliance with applicable Law; except in the case of each of clauses (a) through (d), where the failure to so renew, extend, or continue in effect could not reasonably be expected to be a Material Adverse Event.

         SECTION 9.8.  COMPLIANCE WITH LAWS, ETC.

         The Loan Parties will comply, and will cause each of its Subsidiaries to comply, in all material respects with all applicable Laws (including Environmental Laws and ERISA) and contractual obligations except where the failure to so comply will not reasonably be expected to cause a Material Adverse Event.

         SECTION 9.9.  INSURANCE.

         Each Loan Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is consistent with prudent industry practice and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of insurance setting forth the nature and extent of all insurance maintained by the Borrower in accordance with this Section.

         SECTION 9.10.  PRESERVATION AND PROTECTION OF RIGHTS.

         Each Loan Party shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Required Lenders may reasonably deem necessary or appropriate in order to preserve and protect the Rights of Administrative Agent and Lenders under any Loan Document.

         SECTION 9.11.  PARI PASSU STATUS.

         Each Loan Party will ensure the claims and rights of the Lenders against it under this Agreement and each other Loan Document will not be subordinate to, and will rank at all times at least pari passu with, all other unsecured Debt of such Loan Party.

         SECTION 9.12.  MAINTENANCE OF TAX STATUS.

         Borrower shall take all action necessary to prevent Borrower, Intermediate Partnership or NBPC from being, and will take no action which would have the effect of causing any of Borrower, Intermediate Partnership or NBPC to be, treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes.

                                    ARTICLE X
                               NEGATIVE COVENANTS

         Each of Borrower, and Guarantor, by its execution and delivery of a Guaranty, covenants and agrees to perform, observe, and comply with each of the following covenants from the Closing Date and so long thereafter as Lenders are committed to fund Borrowings and Administrative Agent is committed to issue LCs under this Agreement and thereafter until the payment in full of the Principal Debt (and termination of outstanding LCs, if any) and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, unless

Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Required Lenders:

         SECTION 10.1.  DEBT AND GUARANTIES.

         No Subsidiary of Borrower shall, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, other than:

                  (i) The Obligation and Guaranties thereof;

                  (ii) Debt of Black Mesa Holdings, Inc. and Black Mesa Pipeline, Inc. existing on the Closing Date as described in Schedule
         10.1 (but not renewals, extensions or increases in or of, such Debt);

                  (iii) Trade Debt for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms that are not more than 90 days past due;

                  (iv) Endorsements of checks or drafts in the ordinary course of business;

                  (v) Debt of NBPC described on Schedule 10.1 and other Debt of NBPC, so long as the NBPC Capitalization Ratio does not exceed 0.65 to 1.0;

                  (vi) Other Debt of Subsidiaries (other than NBPC and other than Black Mesa Holdings, to the extent otherwise permitted under clause (ii) above) which does not exceed $40,000,000 outstanding at any time in the aggregate;

                  (vii) Debt of Subsidiaries resulting from loans made by Borrower to Intermediate Partnership, loans by Intermediate Partnership to another Subsidiary or other loans by a Subsidiary to another Subsidiary; provided, however, that any Debt of Intermediate Partnership resulting from loans made by any Subsidiary to Intermediate Partnership shall be subordinated on terms and conditions satisfactory to Administrative Agent and the Required Lenders in right of payment to its obligations under the Guaranty;

                  (viii) The guaranty by Intermediate Partnership of Borrower's obligations under the Senior Notes and the guaranty by Intermediate Partnership of Borrower's obligations under the 2001 Senior Notes; and

                  (ix) Debt of Intermediate Partnership and Borrower pursuant to the Lost Creek Construction Loan Sponsor Guarantee, provided that the principal amount of the loan guaranteed pursuant thereto may not exceed 35% of $66 million;

provided, however, no Debt otherwise permitted under this Section 10.1 shall be permitted if, after giving effect to the incurrence thereof, any Default or Potential Default shall have occurred and be continuing.

         SECTION 10.2.  LIENS.

         No Loan Party shall, or permit any of its Subsidiaries (except NBPC) to, directly or indirectly, create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, except:

         (a) Liens existing as a result of any Capital Lease, to the extent permitted pursuant to Section 10.1;

         (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (c) Liens of carriers, operators, warehousemen, mechanics, materialmen and landlords, and statutory Liens of producers of hydrocarbons, incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (d) Deposits in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

         (e) Judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

         (f) Liens on the limited liability company interests in Fort Union, L.L.C. which are owned by Crestone Powder River L.L.C., a Delaware limited liability company, which Liens secure amounts owed under the Fort Union Project Finance Documents;

         (g) Liens on the limited liability company interests in Lost Creek, L.L.C. which are owned by Crestone Wind River, L.L.C., a Delaware limited liability company, which Liens secure amounts owed under the Lost Creek Project Finance Documents; and

         (h) Liens in favor of the Administrative Agent or any Lender, under
Section 2.2(h).

         SECTION 10.3.  TRANSACTIONS WITH AFFILIATES.

         No Loan Party shall, or permit any of its Subsidiaries to, enter into any transaction with any of its Affiliates, other than transactions upon fair and reasonable terms not less favorable than such Loan Party or Subsidiary could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

         SECTION 10.4.  ASSIGNMENT.

         No Loan Party shall assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

         SECTION 10.5.  GOVERNMENT REGULATIONS.

         No Loan Party will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt.

         SECTION 10.6.  MERGERS; SALE OF ASSETS.

         (a) No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all (or substantially all) of its assets, or all or substantially all of the stock of or other equity interest in any of its Subsidiaries (in each case, whether now owned or hereafter acquired), unless: (i) at the time thereof and immediately after giving effect thereto no Default or Potential Default shall have occurred and be continuing, (ii) if the Borrower is involved in any such transaction, the Borrower is the surviving entity or the recipient of any such sale, transfer, lease or other disposition of assets, and if any other Loan Party is involved in any such transaction a Loan Party is the surviving entity or the recipient of any such sale, transfer, lease or other disposition of assets; provided, however, that in no event shall any such merger, consolidation, sale, transfer, lease or other disposition whether or not otherwise permitted by this Section
10.6 have the effect of releasing any Loan Party from any of its obligations and liabilities under this Agreement. The Loan Parties will not permit NBPC to merge or consolidate with or into any other Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its business and assets (whether now owned or hereafter acquired) to, any Person, except pursuant to Section 14 or Section 15 (to the extent it applies to a merger pursuant to Section 14) of NBPC's Partnership Agreement.

         (b) The Loan Parties shall not permit NBPC to lease, sell or otherwise dispose of its assets to any other Person except: (i) sales of inventory and other assets in the ordinary course of business, (ii) leases, sales or other dispositions of its assets that, together with all other assets of NBPC previously leased, sold or disposed of (other than disposed of pursuant to this Section 10.6(b)) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a substantial portion of the assets of NBPC, (iii) sales of assets which are concurrently leased back, (iv) dispositions of assets which are obsolete or no longer used or useful in the business of NBPC, and (v) as permitted by the last sentence of 10.6(a).

         SECTION 10.7.  LOAN AND INVESTMENTS.

         Borrower shall not purchase or acquire or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or

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                                                                              48


commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower (together, "INVESTMENTS"), except for:

         (a) Investments held by Borrower in the form of cash equivalents or short-term marketable securities; and

         (b) Investments in and through Intermediate Partnership permitted by
Section 10.9.

         SECTION 10.8.  DISTRIBUTIONS.

         Borrower will not declare, pay or make any Distribution (in cash, property or obligations) on any interests (now or hereafter outstanding) in Borrower or apply any of its funds, property or assets to the purchase of any partnership interests in Borrower; provided, that at any time during which no Default or Potential Default has occurred and is continuing, Borrower (a) may make Distributions on the Limited Partnership Units and General Partners' interests in accordance with the Partnership Agreement and (b) may purchase its partnership interests provided that the aggregate purchase price therefor does not exceed $20 million in the aggregate during the term of this Agreement.

         SECTION 10.9.  LIMITATION ON BUSINESS ACTIVITIES.

         Borrower shall not engage in any business activity except the ownership of a limited partner interest in Intermediate Partnership and such activities as may be incidental or related thereto. Intermediate Partnership shall not, and the Loan Parties shall not permit any of their Subsidiaries to, engage, directly or indirectly, in any business activity except (a) existing business activities consisting of the ownership and operation of natural gas and coal pipelines, the extension and expansion of such pipelines and related facilities, services related to transportation and marketing of natural gas and coal and such activities as may be incidental or related to the aforementioned and (b) new business activities in the area of exploration, development, production, processing, refining, transportation or marketing of gas, oil, coal or products thereof, provided the gross income of such activities allows Borrower to meet the exception in Section 7704 of the Code.

         SECTION 10.10. CERTAIN AMENDMENTS TO CASH DISTRIBUTION POLICIES AND PARTNERSHIP AGREEMENTS.

         Each Loan Party agrees that it shall not consent to, vote in favor of or permit any amendment of (a) the cash distribution policies of NBPC or Intermediate Partnership in any manner which would result in a Material Adverse Event with respect to any Loan Party or materially adversely affect the rights and remedies of the Lenders under and in connection with this Agreement, the Notes or any other Loan Document; or (b) the Partnership Agreement, the Northern Border Partnership Agreement or the Intermediate Partnership Agreement in any manner which would (i) have a material adverse effect on the rights and remedies of the Lenders under and in connection with this Agreement, the Notes or any other Loan Document; or (ii) result in a Material Adverse Event.

         SECTION 10.11.  RESTRICTIVE AGREEMENTS, ETC.

         Except as set forth in Section 8.10 of the Note Purchase Agreement, dated as of July 15, 1992, among NBPC and the purchasers party thereto, as amended by Supplemental Agreement, dated as of June 1, 1995, as in effect on the date hereof, no Loan Party will, nor will it permit any of its Material Subsidiaries to, enter into any agreement restricting the ability of any Material Subsidiary to make any payments, directly or indirectly, to a Loan Party by way of distributions, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Material Subsidiary to make any payment, directly or indirectly, to a Loan Party or to guarantee Debt of a Loan Party.

         SECTION 10.12.  EMPLOYEE BENEFIT PLANS.

         No Loan Party shall, or shall permit any of its ERISA Affiliates to, permit any of the events or circumstances described in Section 8.10 to exist or occur.

         SECTION 10.13.  INTEREST COVERAGE RATIO.

         As of the last day of each fiscal quarter of Borrower, Borrower shall not permit the ratio of Consolidated EBITDA of Borrower to Consolidated Interest Expense of Borrower for the Rolling Period ending on such date to be 3.00:1.00 or lower.

         SECTION 10.14.  CONSOLIDATED LEVERAGE RATIO.

         As of the last day of each fiscal quarter of Borrower, Borrower shall not permit the ratio of Consolidated Funded Debt to Adjusted Consolidated EBITDA for the Rolling Period ending on such date to be greater than 5.00 to 1.00 from the date hereof until December 30, 2001 and 4.50 to 1.00 thereafter.

                                   ARTICLE XI
                                     DEFAULT

         The term "DEFAULT" means the occurrence of any one or more of the following events:

         SECTION 11.1.  PAYMENT OF OBLIGATION.

         The failure of Borrower to pay (a) any amount of principal of any Borrowing or any reimbursement obligation in respect of a drawing under an LC when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Documents); or (b) within five (5) days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document.

         SECTION 11.2.  COVENANTS.

         The failure or refusal of Borrower (and, if applicable, any other Loan Party or Subsidiary of any Loan Party) to punctually and properly perform, observe, and comply with:

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                                                                              50

         (a) Any covenant, agreement, or condition contained in Sections 10.1 through 10.14 or any reporting requirement contained in Section 9.3(d); and

         (b) Any other covenant, agreement, or condition contained in any Loan Document (other than the covenants to pay the Obligation set forth in Section
11.1 and the covenants in Section 11.2(a)), and such failure or refusal continues for 30 days after the earlier of (i) the date upon which a Responsible Officer (or, in the case of a failure or refusal of Guarantor to perform, observe or comply, an officer of Guarantor) knew or reasonably should have known of such failure or refusal, or (ii) the date upon which written notice thereof is given to Borrower (or, if applicable, Guarantor) by the Administrative Agent or any Lender.

         SECTION 11.3.  DEBTOR RELIEF.

         Any Loan Party or any Material Subsidiary thereof (a) fails to pay, or admits in writing its inability to pay its Debts generally as they become due,
(b) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, other than as a creditor or claimant, or (c) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

         SECTION 11.4.  JUDGMENTS AND ATTACHMENTS.

         Any Loan Party or any Material Subsidiary thereof fails, within 60 days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $15,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any of their respective assets having a value (individually or collectively) of $15,000,000 which is not stayed on appeal.

         SECTION 11.5.  MISREPRESENTATION.

         Any representation or warranty made herein or in any Loan Document shall at any time prove to have been incorrect in any material respect when made.

         SECTION 11.6.  CHANGE OF CONTROL.

         A Change of Control shall occur.

         SECTION 11.7.  DEFAULT UNDER OTHER DEBT AND AGREEMENTS.

         (a) A default shall occur in the payment when due (subject to any applicable notice requirement or grace period), whether by acceleration or otherwise, of any Debt (other than Debt described in Section 11.1) of any Loan Party or any of its Material Subsidiaries having a principal amount (including undrawn or committed or available amounts), individually or in the aggregate, in excess of $15,000,000, or a default shall occur in the performance or observance of any covenant, or obligation with respect to such Debt, or any other event shall occur or condition exist under any agreement relating to such Debt the effect of which default, condition or event is to cause, or to permit the holder or holders of such Debt (or any trustee or agent for such holders) to cause (with the giving of notice if required or lapse of time or both), such Debt to become due and payable prior to its expressed maturity (whether by acceleration, redemption, repurchase or otherwise); provided, that no Default will result from a Rating Decline Offer (as such term is defined in the Senior Note Indenture), or the event causing such offer, under Borrower's 8-7/8% Senior Notes due 2010 (the "SENIOR NOTES") unless one or more holders of Senior Note(s) elect to exercise its or their rights to have all or any portion of their Senior Notes repurchased by Borrower; and provided further, that no Default will result from a Rating Decline Offer (as such term is defined in the 2001 Senior Note Indenture), or the event causing such offer, under the 2001 Senior Notes, unless one or more holders of 2001 Senior Notes elect to exercise its or their rights to have all or any portion of their 2001 Senior Notes repurchased by Borrower.

         (b) A Loan Party or any of its Subsidiaries shall: (i) default in making any payment, delivery or exchange, or in the performance of any of its other obligations, under one or more agreements or instruments (individually or collectively) governing or otherwise relating to one or more Derivative Transactions, which default shall have resulted in early termination, liquidation or other similar payments in an aggregate amount in excess of $15,000,000 becoming, or becoming capable at such time (after giving effect to any applicable notice requirement or grace period) of being declared or designated, due and payable by a Loan Party, or one or more of its Subsidiaries; or (ii) default (after giving effect to any applicable notice requirement or grace period) in making any payment or delivery due on the last payment, delivery or exchange date of, or on the early termination or liquidation of, one or more Derivative Transactions and such default relates to one or more payments or deliveries of cash or property having an aggregate value in excess of $15,000,000.

         SECTION 11.8.  EMPLOYEE BENEFIT PLANS.

         (a) Any Loan Party or ERISA Affiliate shall fail to pay when due an amount or amounts for which it is liable under Title IV of ERISA, which aggregate unpaid amounts for all such entities exceed $15,000,000 in the aggregate; or

         (b) an ERISA Event shall occur or exist with respect to any Employee Plan or Multiemployer Plan, and as a result of such ERISA Event and all other ERISA Events then-existing, the aggregate liabilities incurred (or in the reasonable judgment of Required Lenders, likely to be incurred) of the Loan Parties and the ERISA Affiliates to any Employee Plan, Multiemployer Plan, or the PBGC (or any combination thereof) shall exceed $15,000,000.

         SECTION 11.9.  VALIDITY AND ENFORCEABILITY OF LOAN DOCUMENTS.

         Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Loan Party thereto or any Loan Party shall deny in writing that it has any or any further liability or obligations under any Loan Document to which it is a party.

         SECTION 11.10.  ENVIRONMENTAL LIABILITY.

         If any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Law and, as a result of such event or condition, any Loan Party or any of their respective Subsidiaries shall have incurred or in the opinion of the Required

Lenders will be reasonably likely to incur a liability in excess of $15,000,000 during any consecutive twelve (12) month period.

         SECTION 11.11.  DISSOLUTION.

         Any Loan Party or NBPC shall dissolve, liquidate, or otherwise terminate their existence, except, with respect to NBPC, pursuant to Section 14 or Section 15 (to the extent it applies to a merger pursuant to Section 14) of NBPC's Partnership Agreement.

                                   ARTICLE XII
                               RIGHTS AND REMEDIES

         SECTION 12.1.  REMEDIES UPON DEFAULT.

         (a) DEBTOR RELIEF. If a Default exists under Section 11.3(b) or 11.3(c), the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever, and Borrower shall be required to deposit cash collateral in the Letter of Credit Cash Collateral Account in an amount equal to 110% of the LC Exposure then existing in accordance with Section 2.2(g).

         (b) OTHER DEFAULTS. If any Default exists, Administrative Agent may (and, subject to the terms of Article 13, shall upon the request of Required Lenders) or Required Lenders may, do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under Section 12.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable;
(ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of each Loan Party in and to every account and other property of any Loan Party which are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, each Loan Party being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); (v) if the maturity of the Obligation has not already been accelerated under Section 12.1(a), demand Borrower to deposit cash collateral in the Letter of Credit Cash Collateral Account in an amount equal to 110% of the LC Exposure then existing in accordance with Section 2.2(g); and (vi) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of New York, or any other applicable jurisdiction as Administrative Agent or Required Lenders (as the case may be) shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Documents.

         SECTION 12.2.  LOAN PARTY WAIVERS.

         To the extent permitted by Law, the Loan Parties hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

         SECTION 12.3.  PERFORMANCE BY ADMINISTRATIVE AGENT.

         If any covenant, duty, or agreement of any Loan Party is not performed in accordance with the terms of the Loan Documents, after the occurrence and during the continuance of a Default, Administrative Agent may, at its option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Loan Party. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Loan Parties, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume, and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Loan Party.

         SECTION 12.4.  DELEGATION OF DUTIES AND RIGHTS.

         Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives.

         SECTION 12.5.  NOT IN CONTROL.

         Nothing in any Loan Document shall, or shall be deemed to (a) give any Agent or any Lender the Right to exercise control over the assets (including real property), affairs, or management of any Loan Party or any Subsidiary thereof, (b) preclude or interfere with compliance by any Loan Party or any Subsidiary thereof with any Law, or (c) require any act or omission by any Loan Party or any Subsidiary thereof that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Document is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that any Agent or any Lender acquiesces in any non-compliance by any Loan Party or any Subsidiary thereof with any Law or document, or that any Agent or any Lender does not expect the Loan Parties and their respective Subsidiaries to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. The Agents and the Lenders have no fiduciary relationship with or fiduciary duty to any Loan Party or any Subsidiary thereof arising out of or in connection with the Loan Documents, and the relationship between the Agents and the Lenders, on the one hand, and Loan Parties, on the other hand, in connection with the Loan Documents is solely that of debtor and creditor. The power of the Agents and Lenders under the Loan Documents is limited to the Rights provided in the Loan Documents, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by the Agents and Lenders in their respective good faith business judgment.

         SECTION 12.6.  COURSE OF DEALING.

         The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Required Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Required Lenders, or Lenders in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

         SECTION 12.7.  CUMULATIVE RIGHTS.

         All Rights available to Administrative Agent and Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

         SECTION 12.8.  APPLICATION OF PROCEEDS.

         Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in Section 3.12.

         SECTION 12.9.  CERTAIN PROCEEDINGS.

         Each Loan Party will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents.

         SECTION 12.10.  EXPENDITURES BY LENDERS.

         Borrower shall promptly pay within fifteen (15) Business Days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Administrative Agent and Arranger, incident to any Loan Document (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent and Arranger in connection with the negotiation, preparation, delivery, execution, coordination and administration of the Loan Documents and any related amendment, waiver, or consent) and (b) all costs and expenses of Lenders and Administrative Agent incurred by Administrative Agent or any Lender in connection with the enforcement of the obligations of any Loan Party arising under the Loan Documents (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Documents (including, but not limited to, reasonable attorneys' fees, court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid.

         SECTION 12.11.  INDEMNIFICATION.

         BORROWER AND EACH OTHER LOAN PARTY (BY EXECUTION OF A GUARANTY) AGREES TO INDEMNIFY AND HOLD HARMLESS EACH AGENT, ARRANGER, AND EACH LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LIABILITIES), COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 12.11 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. BORROWER AND EACH OTHER LOAN PARTY (BY EXECUTION OF A GUARANTY) AGREE NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF THE BORROWER OR GUARANTORS HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF THE LOAN PARTIES CONTAINED IN THIS SECTION
12.11 SHALL SURVIVE THE PAYMENT IN FULL OF THE BORROWINGS AND ALL OTHER AMOUNTS PAYABLE UNDER THE LOAN DOCUMENTS.

                                  ARTICLE XIII
                             AGREEMENT AMONG LENDERS

         SECTION 13.1.  ADMINISTRATIVE AGENT.

         (a) APPOINTMENT OF ADMINISTRATIVE AGENT. Each Lender hereby appoints SunTrust Bank (and SunTrust Bank hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from Borrower under the Loan Documents; (vi) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and (viii) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Documents or as directed by Lenders from time to time; provided, however, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable Law.

         (b) RESIGNATION OF ADMINISTRATIVE AGENT; SUCCESSOR ADMINISTRATIVE AGENTS. Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to Lenders and to Borrower. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign as Administrative Agent, then Required Lenders shall elect the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent). If no successor Administrative Agent shall have been so appointed by Required Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000. Unless a Default or Potential Default has occurred and is continuing, any such successor Administrative Agent appointed under this Section shall be subject to Borrower's approval, which approval shall not be unreasonably withheld or delayed. Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Documents (provided, however, that when used in connection with LCs issued and outstanding prior to the appointment of the successor Administrative Agent, "ADMINISTRATIVE AGENT" shall continue to refer solely to the bank that issued the outstanding LC; provided further that any LCs issued or renewed after the appointment of any successor Administrative Agent shall be issued by such successor Administrative Agent), and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Documents. After any retiring Administrative Agent's resignation as Administrative Agent under the Loan Documents, the provisions of this Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

         (c) ADMINISTRATIVE AGENT AS A LENDER; NON-FIDUCIARY. Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "LENDER" shall, unless the context otherwise indicates, include Administrative Agent and any issuer of an LC hereunder; and any resignation, or removal of by Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

         (d) OTHER ACTIVITIES OF ADMINISTRATIVE AGENT. Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Documents, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the Obligation arising under the Loan Documents, then each Lender shall be entitled to share in such application ratably.

         SECTION 13.2.  EXPENSES.

         Upon demand by Administrative Agent, each Lender shall pay its ratable portion of any expenses (including, without limitation, court costs, attorneys' fees, and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Documents if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; provided that, each Lender shall be entitled to receive its ratable portion of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.
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                                                                              58

         SECTION 13.3.  PROPORTIONATE ABSORPTION OF LOSSES.

         Except as otherwise provided in the Loan Documents, nothing in the Loan Documents shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Documents is concerned, or to relieve any Lender from absorbing its ratable portion of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Documents).

         SECTION 13.4.  DELEGATION OF DUTIES; RELIANCE.

         Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its Representatives. Administrative Agent and its Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Obligation owed to such Lender for all purposes until, subject to Section 14.13, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Obligation owed to such Lender or portion thereof until such notice is given and received),
(c) not be deemed to have notice of the occurrence of a Default or Potential Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has received written notice from a Lender or Borrower and stating that such notice is a "Notice of Default," and (d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         SECTION 13.5.  LIMITATION OF LIABILITY.

         (a) GENERAL. Neither the Administrative Agent nor any of its Representatives shall be liable for any action taken or omitted to be taken by it under the Loan Documents in good faith and reasonably believed by it to be within the discretion or power conferred upon it by the Loan Documents or be responsible for the consequences of any error of judgment, except for gross negligence, or willful misconduct; and neither the Administrative Agent nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that, nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

         (b) NON-DISCRETIONARY ACTIONS; INDEMNIFICATION. Unless indemnified to its satisfaction against loss, cost, liability, and expense, the Administrative Agent shall not be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents.

If Administrative Agent requests instructions from Lenders or Required Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. Except where action of Required Lenders or all Lenders is required in the Loan Documents, Administrative Agent may act hereunder in its own discretion without requesting instructions. In no event, however, shall Administrative Agent or any of its respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of Required Lenders (or all Lenders if required in the Loan Documents).

         (c) INDEPENDENT CREDIT DECISION. Neither Administrative Agent nor any other Agent shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent or any other Agent in respect of, (i) the creditworthiness of any Loan Party and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, or
(iv) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Loan Party. Each Lender agrees to indemnify Administrative Agent and its respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Documents or any action taken or omitted by them under the Loan Documents (including any of the foregoing arising from the negligence of Administrative Agent or its Representatives), to the extent Administrative Agent and its respective Representatives are not reimbursed for such amounts by any Loan Party (provided that, Administrative Agent and its respective Representatives shall not have the right to be indemnified hereunder for its or their own gross negligence, or willful misconduct).

         SECTION 13.6.  DEFAULT.

         (a) Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Required Lenders. All Rights of action under the Loan Documents, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in its name as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Administrative Agent. In actions with respect to any property of Borrower, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligation shall be construed as being for the ratable benefit of each Lender.

         (b) Except to the extent unanimity is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

         SECTION 13.7.  LIMITATION OF LIABILITY.

         To the extent permitted by Law, (a) neither Administrative Agent nor any other Agent (acting in their respective agent capacities) shall incur any liability to any other Lender, Agent, or Participant except for acts or omissions resulting from its own gross negligence or willful misconduct, and (b) neither Administrative Agent nor any other Agent, Lender, or Participant shall incur any liability to any other Person for any act or omission of any other Lender, Agent, or Participant.

         SECTION 13.8.  RELATIONSHIP OF LENDERS.

         Nothing herein shall be construed as creating a partnership or joint venture among Agents and Lenders.

         SECTION 13.9.  BENEFITS OF AGREEMENT.

         None of the provisions of this Article 13 (other than Borrower's right to consent to a successor agent as set forth in Section 13.1(b)) shall inure to the benefit of any Loan Party, Guarantor, or any other Person other than Lenders; consequently, no Loan Party or any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Agent or any Lender to comply with such provisions.

         SECTION 13.10.  AGENTS.

         None of the Persons identified in this Agreement or on the cover page as "Syndication Agent," "Documentation Agent," "Lead Arranger" or "Book Manager" shall have any Rights, powers, obligations, liabilities, responsibilities, or duties under the Loan Documents other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Persons so identified as a "Syndication Agent," "Documentation Agent," "Lead Arranger" or "Book Manager" shall have or be deemed to have any fiduciary relationship with any Lender. Any Person that is a "Syndication Agent," "Documentation Agent," "Lead Arranger" or "Book Manager" may voluntarily relinquish its title by giving written notice thereof to Administrative Agent and Borrower. Upon such relinquishments, a successor "Syndication Agent," "Documentation Agent," "Lead Arranger" or "Book Manager" may be appointed upon the mutual agreement of Borrower and Administrative Agent.

         SECTION 13.11.  OBLIGATIONS SEVERAL.

         The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         SECTION 14.1.  HEADINGS.

         The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

         SECTION 14.2.  NONBUSINESS DAYS.

         In any case where any payment or action is due under any Loan Document on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; provided that, if, in the case of any such payment in respect of a Eurodollar Rate Borrowing, the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

         SECTION 14.3.  COMMUNICATIONS.

         Unless specifically otherwise provided, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telecopy, when transmitted to the telecopy number for such party during normal business hours on a Business Day (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this Section; provided, that any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (b) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or
(c) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telecopy numbers) for Administrative Agent, each Lender and other Agents is set forth on Schedule 14.3, and for each Loan Party is the address set forth by Borrower's signature on the signature page of this Agreement and for each Guarantor is the address set forth by such Guarantor's signature on the signature page of its Guaranty.

         SECTION 14.4.  FORM AND NUMBER OF DOCUMENTS.

         Each agreement, document, instrument, or other writing to be furnished under any provision of the Loan Documents must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

         SECTION 14.5.  EXCEPTIONS TO COVENANTS.

         No Loan Party shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Document if such action or omission would result in the breach of any other covenant contained in any of the Loan Documents.

         SECTION 14.6.  SURVIVAL.

         All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent, any Agent, or any Lender (and any other provision of the Loan Documents that expressly provides for such survival) shall survive termination of this Agreement and payment in full of the Obligation.

         SECTION 14.7.  GOVERNING LAW.

         THE LAWS OF THE STATE OF NEW YORK, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THE LOAN DOCUMENTS.

         SECTION 14.8.  INVALID PROVISIONS.

         If any provision in any Loan Document is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Document shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Lenders, and each Loan Party party to such Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

         SECTION 14.9.  ENTIRETY.

         THE RIGHTS AND OBLIGATIONS OF EACH LOAN PARTY, LENDERS, AND AGENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY ANY LOAN PARTY, ANY GUARANTOR, ANY LENDER, AND/OR ANY AGENT

(TOGETHER WITH ALL FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE LOAN PARTIES, LENDERS, AND AGENTS, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

         SECTION 14.10.  JURISDICTION; VENUE; SERVICE OF PROCESS.

         EACH PARTY HERETO (INCLUDING EACH GUARANTOR BY EXECUTION OF A GUARANTY), IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY OR THE COMMERCIAL DIVISION, CIVIL BRANCH OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (D) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Loan Parties and each other party to the Loan Documents acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into the Loan Documents, and each will continue to rely on each of such waivers in related future dealings. The Loan Parties and each other party to the Loan Documents warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 14.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT.

         SECTION 14.11.  AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

         (a) Except as otherwise specifically provided, this Agreement and the other Loan Documents may be amended, modified, or waived only by an instrument in writing executed jointly by Borrower and Required Lenders (or by Administrative Agent acting upon directions of the Required Lenders).

         (b) Any amendment to or consent or waiver under any Loan Document which purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender affected thereby, and by Administrative Agent if affected thereby: (i) increases the Commitment Sum of such Lender or extends such Lender's commitment hereunder; (ii) postpones or delays any date fixed by the Loan Documents for any payment or mandatory prepayment of all or any part of the Obligation payable to such Lender or Administrative Agent; (iii) reduces the interest rate or decreases the amount of any payment of principal, interest, fees, or other sums payable to Administrative Agent or any such Lender hereunder; (iv) changes the definition of "Required Lenders"; (v) releases a Guaranty; (vi) changes this clause (b) or any other matter specifically requiring the consent of all Lenders hereunder; or (vii) alters the rights, duties or obligations of Administrative Agent.

         (c) Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Document shall be controlled by the terms and provisions herein.

         (d) No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Required Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         SECTION 14.12.  MULTIPLE COUNTERPARTS.

         The Loan Documents may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of any Loan Document, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by Borrower, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and Borrower, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

         SECTION 14.13.  SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS.

         (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties, or obligations under any Loan Documents without the express written consent of all Lenders, and

(ii) except as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

         (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Borrowings and its Notes to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes); provided, however, that:

                  (i) each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Lender or in the case of an assignment of all of a Lender's Rights and obligations under the Loan Documents, any such partial assignment under the Facility shall not be less than $5,000,000 unless Borrower and Administrative Agent consent thereto (in their sole discretion) in writing which may be evidenced by their acceptance and execution of the related Assignment and Acceptance Agreement; provided that, no partial assignment for the Facility (including any assignment among Lenders) may result in any Lender holding less than $10,000,000;

                  (iii) the parties to such assignment (including, without limitation, any assignment between Lenders) shall execute and deliver to Administrative Agent for its acceptance an Assignment and Acceptance Agreement in the form of Exhibit E hereto, together with any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and a processing fee of $1,500;

                  (iv) so long as any Lender is an Agent under this Agreement, such Lender (or an Affiliate of such Lender) shall retain an economic interest in the Loan Documents, will not assign all of its Rights, duties, or obligations under the Loan Documents, except to an Affiliate of such Lender, and will not enter into any Assignment and Acceptance Agreement that would have the effect of such Lender assigning all of its Rights, duties, or obligations under the Loan Documents to any Person other than an Affiliate of such Lender unless such Agent has relinquished such title in accordance with Section 13.1 (with respect to Administrative Agent) or Section 13.10 (with respect to the other Agents).

Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Documents and the assigning Lender shall, to the extent of such assignment, relinquish its Rights and be released from its obligations under the Loan Documents. Upon the consummation of any assignment pursuant to this Section, but only upon the request of the assignor or assignee made through Administrative Agent, Borrower shall issue appropriate Notes to the assignor and the assignee, reflecting such Assignment and Acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6.

         (c) Administrative Agent shall maintain at its address referred to in
Section 14.3 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment Percentage, and principal amount of the Borrowings owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this Section 14.13, Schedule 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and, where appropriate, respective Committed Sums under the Facility (as the case may be) of the assignor and assignee.

         (d) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance Agreement,
(ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

         (e) Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. In the event of any such sale to a Participant, (i) such Lender shall remain a "Lender" under the Loan Documents and the Participant shall not constitute a "Lender" hereunder, (ii) such Lender's obligations under the Loan Documents shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under the Loan Documents, (v) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Documents, and (vi) such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such participation and shall hold Borrower and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no Rights under the Loan Documents, other than certain voting Rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of Article 4 with respect to all participations in its part of the Obligation outstanding from time to time, so long as Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under Article 4 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Document, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (other than mandatory prepayments and other than in connection with an extension of the Termination Date in accordance with
Section 2.5), interest, or fees due under the Loan Documents, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by the Loan Documents), or releases all or any substantial portion of the Guaranties under the Loan Documents; provided that, in those cases where a Participant is entitled to the benefits of Article 4 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Documents respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or Participant) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender has been obtained.

         (f) Notwithstanding any other provision set forth in this Agreement, any Lender may, without notice to, or the consent of Borrower or Administrative Agent, at any time assign and pledge all or any portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank or any Lender which is a fund may pledge all or any portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) to its trustee in support of its obligations to its trustee. No such assignment shall release the assigning Lender from its obligations hereunder.

         (g) Any Lender may furnish any information concerning the Loan Parties in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants), subject to the provisions of Section 14.14.

         SECTION 14.14.  CONFIDENTIALITY.

         (a) The Administrative Agent and each Lender (each, a "LENDING PARTY") agrees to keep confidential any information furnished or made available to it by any Loan Party pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Eligible Assignee.

         SECTION 14.15. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES.

         The obligations of each Loan Party under the Loan Documents shall remain in full force and effect until termination of the Commitment, payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, and expiration of all LCs, except that Sections 4, 12, and 14, and any other provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, the obligations of each Loan Party under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         SECTION 14.16.  NO GENERAL PARTNERS' LIABILITY.

         The Administrative Agent and the Lenders agree for themselves and their respective successors, participants and assigns, including any subsequent holder of any Note, that any claim against Borrower which may arise under any Loan Document shall be made only against and shall be limited to the assets of Borrower, except to the extent Intermediate Partnership may have obligations with respect to such claim pursuant to the terms of its Guaranty, and that no judgment, order or execution entered in any suit, action or proceeding, whether legal or equitable, on this Agreement, such Note or any of the other Loan Documents shall be obtained or enforced against any General Partner or its assets for the purpose of obtaining satisfaction and payment of such Note, the Debt evidenced thereby, any other Obligation or any claims arising thereunder or under this Agreement or any other Loan Document, any right to proceed against the General Partners individually or their respective Representatives or assets being hereby expressly waived, renounced and remitted by the Administrative Agent and the Lenders for themselves and their respective successors, participants and assigns. Nothing in this Section 14.16, however, shall be construed so as to prevent the Administrative Agent, any Lender or any other holder of any Note from commencing any action, suit or proceeding with respect to or causing legal papers to be served upon any General Partner for the purpose of obtaining jurisdiction over Borrower.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]

                                        NORTHERN BORDER PARTNERS, L.P.


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:



                                        Address for Notices:

                                        Northern Border Partners, L.P.
                                        1400 Smith Street
                                        Houston, TX 77002
                                        Attn:    Angus Hardie Davis
                                                 NBP Services Corporation
                                        Telephone: 713/853-6941
                                        Telecopy: 713/646-4970

                                        with a copy to:

                                        Mr. Jerry L. Peters
                                        Chief Financial and Accounting Officer
                                        Northern Border Partners, L.P.
                                        1111 South 103rd Street
                                        Omaha, NE 68124-1000
                                        Telephone: 402/398-7722
                                        Telecopy: 402/398-7803

                                        and with a copy to:

                                        Ms. Janet Place
                                        Vice President and General Counsel
                                        Northern Plains Natural Gas Company
                                        1111 South 103rd Street
                                        Omaha, NE 68124-1000
                                        Telephone: 402/398-7886
                                        Telecopy: 402/398-7780

                                        SUNTRUST BANK, as Administrative Agent
                                        and Lender


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A

                                  FORM OF NOTE

$_____________                                             ____________ __,_____


         FOR VALUE RECEIVED, the undersigned, NORTHERN BORDER PARTNERS, L.P., a Delaware limited partnership ("BORROWER"), hereby promises to pay to the order of ______________________ ("LENDER"), at the offices of SUNTRUST BANK, as Administrative Agent for Lender and others as hereinafter described, on the Termination Date for the Facility, the lesser of (a) $_______________ and (b) the aggregate Principal Debt disbursed by Lender to Borrower and outstanding and unpaid on the Termination Date for the Facility (together with accrued and unpaid interest thereon).

         This note has been executed and delivered under, and is subject to the terms of, the Revolving Credit Agreement, dated as of March 21, 2001 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Administrative Agent, and Lender and other lenders and Agents party thereto, and is one of the "Notes" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to
SECTION 3.9 of the Credit Agreement for usury savings provisions.

         THE LAWS OF THE STATE OF NEW YORK, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION HEREOF.

                                        NORTHERN BORDER PARTNERS, L.P.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                   EXHIBIT B-1

                            FORM OF BORROWING NOTICE
                        (Northern Border Partners, L.P.)

                         Dated: ______________ __, ____


SunTrust Bank

         as Administrative Agent for the
         Lenders as defined in the Credit
         Agreement referred to below
303 Peachtree Street, N.E.
3rd Floor, Mail Code 1929
Atlanta, Georgia
Attn:    _________

         Reference is made to the Revolving Credit Agreement, dated as of March 21, 2001 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Northern Border Partners, L.P., a Delaware limited partnership ("BORROWER"), SunTrust Bank, as Administrative Agent, and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Borrower hereby gives you notice pursuant to SECTION 2.4 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:


         (A)  Borrowing Date of Borrowing (1)   (A) ____________________________

         (B)  Amount of Borrowing (2)           (B) ____________________________

         (C)  Type of Borrowing (3)             (C) ____________________________

         (D)  For a Eurodollar Rate Borrowing,
         the Interest Period and the last day
         thereof (4)                            (D) ____________________________

         Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the Borrowing Date specified herein after giving effect to such Borrowing:

                  (a) The requested Borrowing will not cause the Principal Debt to exceed the Commitment;


                                     B-1-1

                  (b) All of the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects (except to the extent that the representations and warranties speak to a specific date);

                  (c) No Default or Potential Default has occurred and is continuing or will arise after giving effect to the requested Borrowing.

                                        Very truly yours,

                                        NORTHERN BORDER PARTNERS, L.P.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

Notes:

(1) For any Borrowing under the Facility must be a Business Day occurring prior to the Termination Date and be at least (a) three Business Days following receipt by Administrative Agent of this Borrowing Notice for any Eurodollar Rate Borrowing, and (b) on or before the Business Day following receipt by Administrative Agent of this Borrowing Notice for any Base Rate Borrowing.

(2) Not less than $5,000,000 or an integral multiple of $1,000,000 for the Facility.

(3)  Eurodollar Rate Borrowing or Base Rate Borrowing.

(4) 1, 2, 3, or 6 months - in no event may the Interest Period for the Facility end after the Termination Date.


                                     B-1-2

                                   EXHIBIT B-2

                            FORM OF CONVERSION NOTICE
                        (Northern Border Partners, L.P.)
                         Dated: ______________ __, ____

SunTrust Bank
         as Administrative Agent for the
         Lenders as defined in the Credit
         Agreement referred to below
303 Peachtree Street, N.E.
3rd Floor, Mail Code 1929
Atlanta, Georgia
Attn:    _________

         Reference is made to the Revolving Credit Agreement, dated as of March 21, 2001 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Northern Border Partners, L.P., a Delaware limited partnership ("BORROWER"), SunTrust Bank, as Administrative Agent, and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Borrower hereby gives you notice pursuant to SECTION 3.11 of the Credit Agreement that it elects to convert a Borrowing under the Credit Agreement from one Type to another Type or elects a new Interest Period for a Eurodollar Rate Borrowing, and in that connection sets forth below the terms on which such election is requested to be made:


(A)  Date of conversion or last day of
applicable Interest Period (1)               (A) _______________________________

(B)  Principal amount of existing
Borrowing being converted or continued (2)   (B) _______________________________

(C)  New Type of Borrowing selected (or
Type of Borrowing continued) (3)             (C) _______________________________

(D)  For conversion to, or continuation
of, a Eurodollar Rate Borrowing,
Interest Period and the last day
thereof (4)                                  (D) _______________________________



                                     B-2-1

         As of the date hereof and of the requested Conversion, no Default or Potential Default has occurred and is continuing.

                                        Very truly yours,

                                        NORTHERN BORDER PARTNERS, L.P.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------


(1) Must be a Business Day at least (a) three Business Days following receipt by Administrative Agent of this Conversion Notice for any conversion from a Base Rate Borrowing to a Eurodollar Rate Borrowing or a continuation of a Eurodollar Rate Borrowing for an additional Interest Period, and (b) on or before the Business Day following receipt by Administrative Agent of this Conversion Notice for a conversion from a Eurodollar Rate Borrowing to a Base Rate Borrowing.

(2) Not less than $5,000,000 or a greater integral multiple of $1,000,000 (if a Eurodollar Rate Borrowing).

(3)  Eurodollar Rate Borrowing or Base Rate Borrowing.

(4) 1, 2, 3, or 6 months - in no event may the Interest Period for the Facility end after the Termination Date.

                                     B-2-2

                                   EXHIBIT B-3

                               FORM OF LC REQUEST
                        (Northern Border Partners, L.P.)


                             ______________ __, ____


SunTrust Bank
         as Administrative Agent for the
         Lenders as defined in the Credit
         Agreement referred to below
303 Peachtree Street, N.E.
3rd Floor, Mail Code 1929
Atlanta, Georgia
Attn:    _________


       Reference is made to the Revolving Credit Agreement, dated as of March 21, 2001 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Northern Border Partners, L.P., a Delaware limited partnership ("BORROWER"), SunTrust Bank as Administrative Agent, and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Borrower hereby gives you notice pursuant to SECTION 2.2(A) of the Credit Agreement that it requests the issuance of an LC under the LC Subfacility, and in that connection sets forth below the terms on which such LC is requested to be issued:



(A)    Face amount of the LC (1)
                                                --------------------------------
(B)    Date on which the LC is to be issued (2)
                                                --------------------------------
(C)    Expiration date of the LC (3)
                                                --------------------------------

       Accompanying this notice is a duly executed and properly completed LC Agreement in the form requested by Administrative Agent, together with the payment of any LC fronting fees due and payable pursuant to SECTION 5.4(B) of the Credit Agreement.

       Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date specified herein for issuance of the LC, after giving effect to the issuance of such LC:

          (a) the Commitment Usage does not exceed the Commitment;

          (b) the LC Exposure does not exceed $50,000,000;

          (c) all of the representations and warranties of all Loan Parties, and any of its Subsidiaries, set forth in the Loan Documents are true and correct in all material respects;

          (d) no Default or Potential Default has occurred and is continuing or will arise after giving effect to the requested LC.

                                        Very truly yours,

                                        NORTHERN BORDER PARTNERS, L.P.

                                        By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

Rate:
      -----------------------------
Confirmed by:
              ---------------------


----------
(1) Amount of requested LC plus the LC Exposure shall not exceed $50,000,000 (as the maximum amount of such LC Subfacility may be reduced or canceled in accordance with the Loan Documents).

(2) Must be a Business Day at least three Business Days following receipt by Administrative Agent of this LC Request.

(3) Not later than the earlier of one year from the date of issuance or 30 days prior to the Termination Date.


                                     B-3-2

                                    EXHIBIT C

                                FORM OF GUARANTY

         THIS GUARANTY is executed as of March 21, 2001, by the undersigned, for the benefit of SunTrust Bank (in its capacity as Administrative Agent for the benefit of Lenders).

         A. Contemporaneously herewith Borrower shall enter into that certain Revolving Credit Agreement dated as of even date herewith among Borrower, Lenders, SunTrust Bank, as Administrative Agent, for itself and the other Lenders, Bank of Montreal and Bank of America, as Co-Syndication Agents, and Bank One, NA, as Documentation Agent (as amended, restated or otherwise modified, the "CREDIT AGREEMENT"); and

         B. As a condition precedent to the making of the initial Borrowing under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty; and

         C. The Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

         D. It is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Borrowings made from time to time to Borrower by the Lenders pursuant to the Credit Agreement; and

         E. This Guaranty is integral to the transactions contemplated by the Loan Documents, and the execution and delivery thereof, is a condition precedent to Lenders' obligations to extend credit under the Loan Documents.

         ACCORDINGLY, for adequate and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor guarantees to Administrative Agent and Lenders the prompt payment of the Guaranteed Debt (defined below) and agrees as follows:

              1. DEFINITIONS. Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this Guaranty. As used in this Guaranty:

         "BORROWER" means Borrower, Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for Borrower or for all or substantially all of Borrower's assets under any Debtor Relief Law.

         "CREDIT AGREEMENT" is defined in the recitals to this Guaranty.

         "CAPITAL INTERESTS" means any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited), with respect to limited member liability companies, interests and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

         "DEBT" means any obligation incurred, created or assumed by any Person for the repayment of money borrowed, any purchase money obligation incurred, created or assumed by such Person and any guarantee of any of the foregoing.

         "FUNDED DEBT" means all Debt maturing one year or more from the date of the incurrence, creation, assumption, or guarantee thereof, all Debt directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the incurrence, creation, assumption, or guarantee thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

         "GUARANTEED DEBT" means, collectively, (a) the Obligation, (b) any and all present and future indebtedness, obligations and liabilities of any Loan Party under any present or future Derivative Transactions between any Loan Party and any Lender (or Affiliates of any Lender) and (c) all present and future costs, attorneys' fees, and expenses reasonably incurred by Administrative Agent or any Lender to enforce Borrower's, Guarantor's, or any other obligor's payment of any of the Guaranteed Debt, including, without limitation (to the extent lawful), all present and future amounts that would become due but for the operation of ss.ss. 502 or 506 or any other provision of Title 11 of the United States Code and all present and future accrued and unpaid interest (including, without limitation, all post-maturity interest and any post-petition interest in any proceeding under Debtor Relief Laws to which Borrower or Guarantor becomes subject).

         "GUARANTOR" means Northern Border Intermediate Limited Partnership and each Person that is required to guarantee the Guaranteed Debt pursuant to
Section 3.

         "HOLDING SUBSIDIARY" means (i) each Guarantor and any other Subsidiary of the Borrower that succeeds such Guarantor and (ii) any other Subsidiary of the Borrower that owns or controls, directly or indirectly, Capital Interests in any one or more other Subsidiaries of Borrower.

         "LENDER" means, individually, or "LENDERS" means, collectively, on any date of determination, Administrative Agent and Lenders.

         "SUBORDINATED DEBT" means all present and future obligations of Borrower to Guarantor, whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to Guarantor, (c) held by or are to be held by Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing.

              2. GUARANTY. This is an absolute, irrevocable, and continuing guaranty of payment, not collection, and the circumstance that at any time or from time to time the Guaranteed Debt may be paid in full does not affect the obligation of Guarantor with respect to the Guaranteed Debt incurred after that. This Guaranty remains in effect until the Guaranteed Debt is fully paid and performed, all commitments to extend any credit under the Loan Documents have terminated, and all LCs have expired or been terminated. Guarantor may not rescind or revoke its obligations with respect to the Guaranteed Debt. Notwithstanding any contrary provision, it is the intention of Guarantor, Lenders, and Administrative Agent that the amount of the Guaranteed Debt guaranteed by Guarantor by this Guaranty shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar Laws applicable to Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Debt, the amount of the Guaranteed Debt guaranteed by Guarantor by this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state law.

              3. ADDITION OF GUARANTORS. If any Holding Subsidiary of Borrower incurs, creates, assumes or guarantees any Funded Debt other than the Guaranteed Debt, then Borrower shall (i) cause the Guaranteed Debt to be equally and ratably guaranteed by such Holding Subsidiary, but only to the extent that the Guaranteed Debt is not already guaranteed by such Holding Subsidiary on terms reasonably comparable to those set forth herein and
     (ii) cause such Holding Subsidiary to execute and deliver a supplement to this Guaranty in form satisfactory to the Administrative Agent evidencing such Holding Subsidiary's provision of a guarantee to Administrative Agent and Lenders for payment of the Guaranteed Debt. Notwithstanding anything to the contrary in this Section 3, if any Holding Subsidiary (other than Northern Border Intermediate Limited Partnership) that was required to become a "Guarantor" hereunder pursuant to this Section 3 shall no longer be liable for any Funded Debt other than the Guaranteed Debt, and so long as no Default or Event of Default shall have occurred and be continuing, such Holding Subsidiary, upon giving notice to the Administrative Agent to the foregoing effect, shall be deemed to be released from all of its obligations under this Guarantee.

              4. CONSIDERATION. Guarantor represents and warrants that its liability under this Guaranty may reasonably be expected to directly or indirectly benefit it.

              5. CUMULATIVE RIGHTS. If Guarantor becomes liable for any indebtedness owing by Borrower to Administrative Agent or any Lender, other than under this Guaranty, that liability may not be in any manner impaired or affected by this Guaranty. The Rights of Administrative Agent or Lenders under this Guaranty are cumulative of any and all other Rights that Administrative Agent or Lenders may ever have against Guarantor. The exercise by Administrative Agent or Lenders of any Right under this Guaranty or otherwise does not preclude the concurrent or subsequent exercise of any other Right.

              6. PAYMENT UPON DEMAND. If a Default exists, Guarantor shall, on demand and without further notice of dishonor and without any notice having been given to Guarantor previous to that demand of either the acceptance by Administrative Agent or Lenders of this Guaranty or the creation or incurrence of any Guaranteed Debt, pay the amount of the Guaranteed Debt then due and payable to Administrative Agent and Lenders; provided that, if a Default exists and Administrative Agent or Lenders can not, for any reason, accelerate the Obligation, then the Guaranteed Debt shall be, as among Guarantor,

     Administrative Agent, and Lenders, a fully matured, due, and payable obligation of Guarantor to Administrative Agent and Lenders. It is not necessary for Administrative Agent or Lenders, in order to enforce that payment by Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on any Guaranteed Debt.

              7. SUBORDINATION. The Subordinated Debt is expressly subordinated to the full and final payment of the Guaranteed Debt. Guarantor agrees not to accept any payment of any Subordinated Debt from any Loan Party, or any Subsidiary thereof, if a Default exists. If Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, Guarantor shall hold that payment in trust for Administrative Agent and Lenders and promptly turn it over to Administrative Agent, in the form received (with any necessary endorsements), to be applied to the Guaranteed Debt.

              8. SUBROGATION AND CONTRIBUTION. Until payment in full of the Guaranteed Debt, and the termination of the Obligation of Lenders to extend credit under the Loan Documents, (a) Guarantor may not assert, enforce, or otherwise exercise any Right of subrogation to any of the Rights or Liens of Administrative Agent or Lenders or any other beneficiary against Borrower or any other obligor on the Guaranteed Debt or other security or any Right of recourse, reimbursement, subrogation, contribution, indemnification, or similar Right against Borrower or any other obligor on any Guaranteed Debt or any guarantor of it, (b) Guarantor defers all of the foregoing Rights (whether they arise in equity, under contract, by statute, under common law, or otherwise), and (c) Guarantor defers the benefit of, and subordinates any Right to participate in, any security given to Administrative Agent or Lenders or any other beneficiary to secure payment of any Guaranteed Debt.

              9. NO RELEASE. Guarantor's obligations under this Guaranty may not be released, diminished, or affected by the occurrence of any one or more of the following events: (a) any taking or accepting of any security or assurance for any Guaranteed Debt; (b) any release, surrender, exchange, subordination, impairment, or loss of any collateral securing any Guaranteed Debt; (c) any full or partial release of the liability of any other obligor on the Obligation, except for any final release resulting from payment in full of such Obligation; (d) the modification of, or waiver of compliance with, any terms of any other Loan Document; (e) the insolvency, bankruptcy, or lack of corporate or partnership power of any other obligor at any time liable for any Guaranteed Debt, whether now existing or occurring in the future; (f) any renewal, extension, or rearrangement of any Guaranteed Debt or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Administrative Agent or any Lender to any other obligor on the Obligation; (g) any neglect, delay, omission, failure, or refusal of Administrative Agent or any Lender to take or prosecute any action in connection with the Guaranteed Debt or to foreclose, take, or prosecute any action in connection with any Loan Document; (h) any failure of Administrative Agent or any Lender to notify Guarantor of any renewal, extension, or assignment of any Guaranteed Debt, or the release of any security or of any other action taken or refrained from being taken by Administrative Agent or any Lender against Borrower or any new agreement between Administrative Agent, any Lender, and Borrower; it being understood that neither Administrative Agent nor any Lender is required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any Guaranteed Debt, other than any notice required to be given to Guarantor by Law or elsewhere in this Guaranty; (i) the unenforceability of any Guaranteed Debt against any other obligor or any security securing same because it exceeds the amount permitted by Law, the act of creating it is ultra vires, the officers creating it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; or (j) any payment of the Obligation to Administrative Agent or any Lender is held to constitute a preference under any Debtor Relief Law or for any other reason Administrative Agent or any Lender is required to refund that payment or make payment to someone else (and in each such instance this Guaranty will be reinstated in an amount equal to that payment).

              10. WAIVERS. By execution hereof, Guarantor acknowledges and agrees to the waivers set forth in SECTION 12.2 of the Credit Agreement. To the maximum extent lawful, Guarantor waives all Rights by which it might be entitled to require suit on an accrued right of action in respect of any Guaranteed Debt or require suit against Borrower or others.

              11. LOAN DOCUMENTS. By execution hereof, Guarantor covenants and agrees that all representations, warranties, terms, covenants, and conditions set forth in the Credit Agreement which state that they apply to Guarantor are applicable to Guarantor and shall be imposed upon Guarantor, and Guarantor reaffirms that each such representation and warranty is true and correct in all material respects and covenants and agrees to promptly and properly perform, observe, and comply in all material respects with each such term, covenant, or condition. Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of Section 3.14 of the Credit Agreement in favor of Administrative Agent and Lenders. In the event the Credit Agreement or any other Loan Document shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Debt remains unpaid, the terms, covenants, and agreements of the Credit Agreement or such other Loan Document incorporated herein by reference shall nevertheless continue in full force and effect as obligations of Guarantor under this Guaranty.

              12. RELIANCE AND DUTY TO REMAIN INFORMED. Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Loan Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Guarantor confirms that it has made its own independent investigation with respect to Borrower's creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by Administrative Agent or any Lender as to that creditworthiness. Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting Borrower's ability to perform under the Loan Documents to which it is a party.

              13. NO REDUCTION. The Guaranteed Debt may not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (except for the defense of complete and final payment of the Guaranteed Debt) of Borrower or any other obligor against Administrative Agent or any Lender or against payment of the Guaranteed Debt, whether that offset, claim, or defense arises in connection with the Guaranteed Debt or otherwise. Those claims and defenses include, without limitation, failure of consideration, breach of warranty, bankruptcy, incapacity/infancy, statute of limitations, lender liability, accord and satisfaction, usury, forged signatures, mistake, impossibility, frustration of purpose, and unconscionability.

              14. INSOLVENCY OF GUARANTOR. Should Guarantor become insolvent, or fail to pay Guarantor's debts generally as they become due, or voluntarily seek, consent to, or acquiesce in, the benefit or benefits of any Debtor Relief Law (other than as a creditor or claimant), or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted hereunder, then, in any such event, the Guaranteed Debt shall be, as among Guarantor, Administrative Agent and Lenders, a fully matured, due, and payable obligation of Guarantor to Administrative Agent and Lenders (without regard to whether Borrower is then in default under the Loan Documents or whether the Obligation, or any part thereof, is then due and owing by Borrower to any Lender), payable in full by Guarantor to Lenders upon demand, and the amount thereof so payable shall be the estimated amount owing in respect of the contingent claim created hereunder.

              15. LOAN DOCUMENT. This Guaranty is a Loan Document and is subject to the applicable provisions of Articles 1 and 14 of the Credit Agreement, including, without limitation, the provisions relating to GOVERNING LAW, JURISDICTION, VENUE AND SERVICE OF PROCESS, all of which are incorporated into this Guaranty by reference the same as if set forth in this Guaranty verbatim.

              16. NOTICES. For purposes of SECTION 14.3 of the Credit Agreement, Guarantor's address and telecopy number are as set forth next to Guarantor's signature on the signature page hereof.

              17. AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this Guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of SECTION 14.11 of the Credit Agreement.

              18. ADMINISTRATIVE AGENT AND LENDERS. Administrative Agent is Administrative Agent for each Lender under the Credit Agreement. All Rights granted to Administrative Agent under or in connection with this Guaranty are for each Lender's ratable benefit. Administrative Agent may, without the joinder of any Lender, exercise any Rights in Administrative Agent's or Lenders' favor under or in connection with this Guaranty. Administrative Agent's and each Lender's Rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, Guarantor is not required to inquire about any such agreement or is subject to any terms of it unless Guarantor specifically joins such agreement. Therefore, neither Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or is entitled to rely upon or raise as a defense any party's failure or refusal to comply with the provisions of such agreement.

              19. PARTIES. This Guaranty benefits Administrative Agent, Lenders, and their respective successors and assigns and binds Guarantor and its successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the Rights of Administrative Agent under this Guaranty automatically vest in that new Administrative Agent as successor Administrative Agent on behalf of Lenders without any further act, deed, conveyance, or other formality other than that appointment. The Rights of Administrative Agent and Lenders under this Guaranty may be transferred with any assignment of the Guaranteed Debt. The Credit Agreement contains provisions governing assignments of the Guaranteed Debt and of Rights and obligations under this Guaranty.

              20. NO GENERAL PARTNERS' LIABILITY. By their acceptance of this Guaranty, the Administrative Agent and the Lenders agree for themselves and their respective successors, participants and assigns, including any subsequent holder of any Note, that any claim against Guarantor which may arise under this Guaranty shall be made only against and shall be limited to the assets of Guarantor, and that no judgment, order or execution entered in any suit, action or proceeding, whether legal or equitable, on this Guaranty shall be obtained or enforced against any general partner of Guarantor (individually, a "GENERAL PARTNER", and collectively, "GENERAL PARTNERS") or its or their assets for the purpose of obtaining satisfaction and payment of this Guaranty, the Guaranteed Debt, any other Obligation or any claims arising hereunder, any right to proceed against the General Partners individually or their respective representatives or assets being hereby expressly waived, renounced and remitted by the Administrative Agent and the Lenders for themselves and their respective successors, participants and assigns. Nothing in this Section 20, however, shall be construed so as to prevent the Administrative Agent, any Lender or any other holder of any Note from commencing any action, suit or proceeding with respect to or causing legal papers to be served upon any General Partner for the purpose of obtaining jurisdiction over Guarantor.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGE TO FOLLOW.

         EXECUTED as of the date first stated in this Guaranty.

Address:                                NORTHERN BORDER INTERMEDIATE LIMITED
                                          PARTNERSHIP

Northern Border Intermediate
  Partnership                           GUARANTOR:
1400 Smith Street
Houston, TX  77002
Attn:    Angus Hardie Davis             By: ____________________________________
         NBP Services Corporation           Name: ______________________________
Telephone:        713/853-6941              Title: _____________________________
Facsimile:        713/646-4970


with a copy to:

Mr. Jerry L. Peters
Chief Financial and Accounting Officer
Northern Border Partners, L.P.
1111 South 103rd Street
Omaha, NE  68124-1000
Telephone:  402/398-7722
Telecopy:  402/398-7803

and with a copy to:

Ms. Janet Place
Vice President and General Counsel
Northern Plains Natural Gas Company
1111 South 103rd Street
Omaha, NE  68124-1000
Telephone:        402/398-7886
Facsimile:        402/398-7780

                                    EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE
                        (Northern Border Partners, L.P.)

                     FOR ________ ENDED __________________,

                         DATE: ________________________,

ADMINISTRATIVE AGENT:      SUNTRUST BANK

BORROWER:                  NORTHERN BORDER PARTNERS, L.P.


         This certificate is delivered under the Revolving Credit Agreement, dated as of March 21, 2001 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Administrative Agent, and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

         I certify to Lenders that:

         (a) I am a Responsible Officer in the position(s) set forth under my signature below;

         (b) the Financial Statements of the Loan Parties, and their respective Subsidiaries, as applicable (the "REPORTING ENTITIES"), attached to this certificate were prepared in accordance with GAAP, and present fairly in all material respects the consolidated financial condition and results of operations of the Reporting Entities as of, and for the (three, six, or nine months, or fiscal year) ended on, __________________ (the "SUBJECT PERIOD") (subject only to normal year-end audit adjustments);

         (c) a review of the activities of the Reporting Entities during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Loan Parties have fulfilled their respective obligations under the Loan Documents, and during the Subject Period,
(i) the Loan Parties have observed or performed all of the covenants and conditions of the Loan Documents (except for the deviations, if any, set forth on ANNEX A to this certificate) in all material respects, (ii) no Default (nor any Potential Default) has occurred and is continuing (except the Defaults or Potential Defaults, if any, described on ANNEX A to this Certificate) and (iii) the representations and warranties of Borrower contained in SECTION 8 of the Agreement are true and correct in all material respects as though made on and as of the date hereof (except such representations and warranties which expressly refer to an earlier date, which are true and correct in all material respects as of such earlier date); and

         (d) the status of compliance by the Loan Parties with Sections 10.13 and 10.14 of the Credit Agreement at the end of the Subject Period is as set forth on ANNEX B to this certificate.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                        ANNEX A TO COMPLIANCE CERTIFICATE

                         DEVIATIONS FROM LOAN DOCUMENTS/
                         DEFAULTS OR POTENTIAL DEFAULTS

                        ANNEX B TO COMPLIANCE CERTIFICATE

               Status of Compliance with SECTIONS 10.13 AND 10.14
                             of the Credit Agreement

SECTION 10.13 - INTEREST COVERAGE RATIO

SECTION 10.14 - CONSOLIDATED LEVERAGE RATIO

                                    EXHIBIT E

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

         Reference is made to the Revolving Credit Agreement dated as of March 21, 2001 (as amended, modified, supplemented, or restated to the Effective Date, the "CREDIT AGREEMENT") among Northern Border Partners, L.P., a Delaware limited partnership ("BORROWER"), SunTrust Bank, as Administrative Agent for Lenders ("ADMINISTRATIVE AGENT"), and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         "ASSIGNOR" and "ASSIGNEE" referred to on SCHEDULE 1 agree as follows:

         1. Assignor hereby sells and assigns to Assignee, without recourse and without representation or warranty except as expressly set forth herein, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's Rights and obligations under the Credit Agreement and the related Loan Documents as of the Effective Date equal to the percentage interest specified on SCHEDULE 1 of all outstanding Rights and obligations with respect to the Facilities under the Credit Agreement as set forth on SCHEDULE 1 (the "ASSIGNED FACILITY"). After giving effect to such sale and assignment, Assignor's and Assignee's Committed Sum under the Facility under the Credit Agreement will be as set forth on SCHEDULE 1.

         2. Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any party to any Loan Document or the performance or observance by any such party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (d) attaches the Notes held by Assignor (to the extent any of the Principal Debt being assigned and owed to Assignor is evidenced by Notes) and requests that Administrative Agent exchange such Notes for new Notes if so requested by either Assignor or Assignee. Any such new Notes shall be prepared in accordance with the provisions of SECTION 3.1(b) of the Credit Agreement and will reflect the respective Committed Sums or Principal Debt of Assignee and Assignor after giving effect to this Assignment and Acceptance Agreement.

         3. Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the Current Financials and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement; (c) agrees that it will, independently and without reliance upon Administrative Agent, Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (g) attaches any U.S. Internal Revenue Service or other forms required under
SECTION 4.6(d) of the Credit Agreement.

         4. Following the execution of this Assignment and Acceptance Agreement by Assignor, Assignee, and Borrower (to the extent required hereunder), it will be delivered to Administrative Agent for acceptance and recording by Administrative Agent pursuant to the Credit Agreement. The effective date for this Assignment and Acceptance Agreement shall be the date described on SCHEDULE 1 (the "EFFECTIVE DATE"), which shall not, unless otherwise agreed to by Administrative Agent, be earlier than five Business Days from the date of such acceptance and recording by Administrative Agent.

         5. Upon such acceptance and recording by Administrative Agent, as of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance Agreement, have the Rights and obligations of a Lender thereunder, and (b) Assignor shall, to the extent provided in this Assignment and Acceptance Agreement, relinquish its Rights and be released from its obligations under the Agreement.

         6. Upon such acceptance and recording by Administrative Agent, from and after the Effective Date, Administrative Agent shall make all payments under the Credit Agreement, the Notes (to the extent any of the Principal Debt owed to Assignee is evidenced by Notes), and loan accounts in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and facility fees and other fees with respect thereto) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Loan Documents for periods prior to the Effective Date directly between themselves.

         7. Unless Assignee is a Lender or an Affiliate of a Lender or unless a Default or Potential Default then exists, this Assignment and Acceptance Agreement is conditioned upon the consent of Borrower and Administrative Agent pursuant to the definition of "Eligible Assignee" in the Credit Agreement. The execution and delivery of this Assignment and Acceptance Agreement by Borrower and Administrative Agent is evidence of this consent.

         8. As contemplated by SECTION 14.13(b)(iii) of the Credit Agreement, Assignor or Assignee (as determined between Assignor and Assignee) agrees to pay to Administrative Agent for its account on the Effective Date in federal funds a processing fee of $1,500.

         9. THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         10. This Assignment and Acceptance Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of SCHEDULE 1 to this Assignment and Acceptance Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance Agreement.

         IN WITNESS WHEREOF, Assignor and Assignee have caused SCHEDULE 1 to this Assignment and Acceptance Agreement to be executed by their officers thereunto duly authorized as of the date specified thereon.

EFFECTIVE DATE OF ASSIGNMENT:    *_________________, ______

* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance Agreement to Administrative Agent.

                                        [NAME OF ASSIGNOR], as Assignor


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------
                                        Date:
                                              ----------------------------------
                                        Address for Notice:
                                                            --------------------

                                        Attn:
                                              ----------------------------------
                                        Telephone:
                                                   -----------------------------
                                        Telecopier:
                                                    ----------------------------

                                        [NAME OF ASSIGNEE], as Assignee


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------
                                        Date:
                                              ----------------------------------
                                        Address for Notice:
                                                            --------------------

                                        Attn:
                                              ----------------------------------
                                        Telephone:
                                                   -----------------------------
                                        Telecopier:
                                                    ----------------------------

If SECTION 14.13(b) and the definition of "Eligible Assignee" of the Credit Agreement so require, Borrower and Administrative Agent consent to this Assignment and Acceptance Agreement.

                                        NORTHERN BORDER PARTNERS, L.P.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------
                                        Date:
                                              ----------------------------------

                                        SUNTRUST BANK
                                        as Administrative Agent

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------
                                        Dated:
                                               ---------------------------------

                                   SCHEDULE 1
                     TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

-------------------------------------------------------------------------------------------------------------------
      ASSIGNED FACILITY      COMMITTED SUM OR PRINCIPAL DEBT                 COMMITMENT PERCENTAGE
                                 ASSIGNED (AS APPLICABLE)        (I.E. THE PROPORTION THAT ASSIGNEE'S COMMITTED
                                                                   SUM FOR THE ASSIGNED FACILITY BEARS TO THE
                                                                  AGGREGATE COMMITTED SUM OF ALL LENDERS AFTER
                                                               GIVING EFFECT TO THE ASSIGNMENT) (SET FORTH TO AT
                                                                            LEAST 8 DECIMAL POINTS)

 REVOLVER FACILITY
-------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT F-1

                 FORM OF LEGAL OPINION OF VINSON & ELKINS L.L.P.

                                 March 21, 2001



SunTrust Bank
303 Peachtree Street, N.S.
3rd Floor, Mail Code 1929
Atlanta, Georgia  30308

Ladies and Gentlemen:

         We have acted as special counsel for Northern Border Partners, L.P., a Delaware limited partnership ("BORROWER"), and Northern Border Intermediate Limited Partnership, a Delaware limited partnership ("INTERMEDIATE PARTNERSHIP"), in connection with the transactions contemplated by that certain Revolving Credit Agreement dated as of March 21, 2001 among Borrower, SunTrust Bank, as Lender, and SunTrust Bank, as Administrative Agent (the "CREDIT AGREEMENT"). This opinion letter is being rendered pursuant to Section 7.1 of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Credit Agreement.

         In rendering the opinions set forth below, we have reviewed an execution copy of the following documents and instruments:

              (i) Revolving Credit Agreement;

              (ii) the Note in the original principal amount of $200,000,000, dated March 21, 2001, executed by Borrower and payable to SunTrust Bank; and

              (iii) the Guaranty, dated as of March 21, 2001, executed by Intermediate Partnership.

         The documents listed in clauses (i) through (iii) above are referred to herein as the "TRANSACTION DOCUMENTS." As to any facts material to our opinions, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon statements of public officials and officers or other representatives of Borrower and Intermediate Partnership and on the representations and warranties set forth in the Transaction Documents. We have also relied upon the matters contained in those certain opinion letters to you of even date herewith rendered by counsel to Borrower, Intermediate Partnership and the General Partners.

                                      F-1-1

         In rendering the opinions expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. In addition, we have assumed that: (i) each of parties to the Transaction Documents (collectively, the "TRANSACTION PARTIES") is a corporation or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (ii) each Transaction Party has full power and authority (corporate and otherwise) to execute, deliver and perform the Transaction Documents to which it is a party; (iii) the execution, delivery and performance by each Transaction Party of the Transaction Documents to which it is a party have been duly authorized by all necessary action (corporate and otherwise) and do not (A) contravene the bylaws or other constituent documents of such Transaction Party, (B) conflict with or result in the breach of any document or instrument binding on such Transaction Party, or (C) violate or require any governmental or regulatory authorization or other action under any law, rule or regulation, order, writ, judgment, injunction, decree, determination or award applicable to such Transaction Party other than, in the case of Borrower and Intermediate Partnership, Applicable Laws (as defined in paragraph 2 below);
(iv) except as set forth in paragraph 3 below, no authorization approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery of performance by any of the Transaction Parties of any Transaction Document to which it is a party that has not been duly obtained or made and that is not in full force and effect; and (v) each of the Transaction Documents constitutes valid, binding and enforceable obligations of the Transaction Parties (other than Borrower and Intermediate Partnership) and that the laws of any jurisdiction other than the jurisdictions that are the subject of this opinion letter do not affect the terms of the Transaction Documents.

         Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, it is our opinion that:

         1. The Credit Agreement and the Note constitute the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, and the Guaranty constitutes the valid and binding obligations of Intermediate Partnership, enforceable against Intermediate Partnership in accordance with its terms.

         2. The execution and delivery by Borrower and Intermediate Partnership of each of the Transaction Documents to which it is a party do not, and the performance by Borrower and Intermediate Partnership of their respective obligations thereunder will not, result in any violation by Borrower or Intermediate Partnership of any Applicable Law (as defined below).

         "Applicable Laws" means those laws, rules and regulations of the State of New York and the United States of America and the rules and regulations adopted thereunder, which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents. Furthermore, the term "Applicable Laws" does not include, and we express no opinion with regard to (a) any New York or federal law, rule or regulation relating to (i) pollution or protection of the environment, (ii) zoning, land use, building or construction, (iii) occupational, safety and health or other similar matters or (iv) labor, employee rights and benefits, including the Employment Retirement Income Security Act of 1974, as amended, (b) the regulation of utilities or regulated interstate pipelines (other

                                      F-1-2
         than with respect to the Public Utility Holding Company Act of 1935),
         (c) antitrust and trade regulation laws, (d) tax laws, rules or regulations and (e) state or federal securities laws.

         3. No Governmental Approval (as defined below) which has not been obtained or taken and is not in full force and effect, is required to be obtained or taken by Borrower or Intermediate Partnership to authorize or is required in connection with the execution, delivery or performance of any of the Transaction Documents by Borrower or Intermediate Partnership.

         "Governmental Approvals" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to any Applicable Laws (as defined in paragraph 2 above).

         4. Neither Borrower nor Intermediate Partnership is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         The opinions set forth above are subject to the following qualifications and exceptions:

                  (a) With respect to our opinion set forth in paragraph 1 above, we express no opinion with respect to the validity or enforceability of the following provisions to the extent that they are contained in the Transaction Documents: (i) provisions releasing, exculpating or exempting a party from, or requiring indemnification or contribution of a party for, liability for its own negligence or to the extent that the same are inconsistent with the public policy underlying any law, rule or regulation; (ii) provisions restricting access to courts or purporting to affect the jurisdiction or venue of courts (other than the courts of the State of New York with respect to Transaction Documents governed by the laws of the State of New York);
         (iii) provisions stating that a guarantee will not be affected by a modification of the obligation guaranteed in cases in which that modification materially changes the nature or amount of such obligation; (iv) provisions setting out methods or procedures for service of process; (v) provisions purporting to waive, subordinate or not give effect to rights to notice, demands, legal defenses or other rights or benefits that cannot be waived, subordinated or rendered ineffective under applicable law; (vi) provisions relating to powers of attorney, severability or set-offs; and (vii) provisions providing that decisions by a party are conclusive or may be made in its sole discretion. In addition, we express no opinion as to the creation or perfection of the security interest in and to the Letter of Credit Cash Collateral Account granted to the Administrative Agent by Borrower pursuant to Section 2.2(h)(i) of the Credit Agreement.

                  (b) The enforceability of each Transaction Document and the provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereinafter in effect relating to or affecting enforcement of creditors' rights generally and by general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether such enforcement is considered in a proceeding in equity or at law.


                                      F-1-3

         We express no opinion as to the laws of any jurisdiction other than:
(i) the laws of the State of New York (except as limited in the definition of "Applicable Laws" set forth in paragraph 2 above), and (ii) the federal laws of the United States of America (except as limited in the definition of "Applicable Laws" set forth in paragraph 2 above).

         This opinion letter is rendered as of the date set forth above and we expressly disclaim any obligation to update this letter after the date hereof.

         This opinion letter is given solely for your benefit in connection with the transactions contemplated by the Transaction Documents and may not be relied upon or furnished by any person other than you and for persons who become Lenders after the date hereof in accordance with Section 14.13 of the Credit Agreement or for any other purpose without our prior written consent.

                                        Very truly yours,


                                        VINSON & ELKINS L.L.P.

                                      F-1-4

                                   EXHIBIT F-2

                               FORM OF OPINION OF
             GENERAL COUNSEL TO NORTHERN PLAINS NATURAL GAS COMPANY

                                 March 21, 2001


To each of the Lenders party to the Credit Agreement referred to below, and SunTrust Bank, as Administrative Agent

Re:      Northern Border Partners, L.P.

Gentlemen:

         This opinion is furnished to you pursuant to Section 7.1 of the Credit Agreement dated as of March 21, 2001 (the "CREDIT AGREEMENT") among Northern Border Partners L.P., a Delaware limited partnership, as Borrower (the "BORROWER"), the Lenders (defined therein), and SunTrust Bank, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT"). Terms defined in the Credit Agreement not otherwise defined herein are used herein as therein defined.

         I am Vice President and General Counsel of Northern Plains Natural Gas Company, a general partner of the Borrower ("GENERAL PARTNER"), and in such capacity am familiar with the negotiation, preparation, execution and delivery of the Loan Documents. I am qualified to practice law in the state of Nebraska and do not hold myself out as an expert on, or express any opinion concerning, the laws of any jurisdiction other than the Delaware Revised Uniform Limited Partnership Act ("DRULPA") and the Delaware General Corporation Act ("DGCA"), as set forth in unofficial compilations thereof insofar as the same relate to the due authorization, qualification and power of limited partnerships or corporations, as the case may be, organized in such state, the laws of the state of Nebraska and applicable federal law of the United States of America, in such case as in effect on the date hereof.

         In that connection, I have examined the Loan Documents and the documents furnished pursuant to Article 7 of the Credit Agreement. I have also examined the originals, or copies certified to my satisfaction, of such other partnership records of the Borrower and the Intermediate Partnership, certificates of public officials and of authorized representatives of the Borrower and the Intermediate Partnership, and such other agreements, instruments and documents, as I have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, I have relied upon certificates of authorized representatives of the Borrower and the Intermediate Partnership or of public officials.

         In rendering my opinions, I have assumed the due execution and delivery, pursuant to the due authorization, of the Loan Documents by each party thereto other than the Borrower and the

                                      F-2-1

Intermediate Partnership, and that the Loan Documents constitute valid and binding agreements of such other parties.

         Based upon the foregoing and upon the investigation described above, I am of the opinion that:

         1. Each of the Borrower and the Intermediate Partnership is a limited partnership duly existing under the DRULPA. Each of the Partnership Agreement and the Intermediate Partnership Agreement is in full force and effect and each of the Borrower and the Intermediate Partnership has full partnership power and authority under its respective partnership agreement and the DRULPA to own its property and to conduct the business in which it is currently engaged and execute and deliver, and to perform its obligations, if any, under each of the Loan Documents to which it is a party. Each of the Borrower and the Intermediate Partnership is duly authorized to do business wherever the nature of its properties or its activities requires such authorization except where failure to have such authorization would not be or result in a Material Adverse Event.

         2. The General Partner is a corporation duly incorporated, validly existing and in good standing under the DGCA. The General Partner is duly authorized to do business wherever the nature of its properties or its activities requires such authorization except where failure to have such authorization would not be or result in a Material Adverse Event. The General Partner has full corporate power and authority to own its property and to conduct the business in which it is currently engaged.

         3. The Credit Agreement and the Notes have been duly executed and delivered by the Borrower. The Guaranty has been duly executed and delivered by the Intermediate Partnership.

         4. The execution, delivery and performance by each of the Borrower and the Intermediate Partnership of each of the Loan Documents to which it is a party are within its partnership powers, have been duly authorized by all necessary partnership action and do not and will not: (i) result in a breach of or constitute a default under any of the following: (A) its respective Partnership agreement or any agreement known to me of the Borrower and the Intermediate Partnership or among the General Partners which governs the management or operations of the Borrower and the Intermediate Partnership, (B) any indenture or loan or credit agreement known to me to which the Borrower or the Intermediate Partnership is a party or by which it or any of its property or assets is bound, or
              (C) any other agreement, lease or instrument known to me to which the Borrower or the Intermediate Partnership is a party or by which it or any of its property or assets is bound and which is material to the Borrower or the Intermediate Partnership, or (ii) violate any provision of any law, rule or regulation, or, to the best of my knowledge, any order, writ judgment, injunction, decree, determination or award binding on the Borrower or the Intermediate Partnership or any of its property or assets, or
              (iii) result in or require, under any document referred to above in clause (i), the creation or imposition of any


                                      F-2-2

              Lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Borrower or the Intermediate Partnership.

         5. Each of the Borrower and the Intermediate Partnership has obtained all material government approvals which are required for its due execution, delivery and performance of the Loan Documents to which it is a party.

         6. There is no pending or, to my knowledge, threatened action or proceeding to which the Borrower, the Intermediate Partnership or the General Partner is or would become a party before any court, governmental agency or arbitrator which could reasonably be expected to be or result in any Material Adverse Event.

         7. None of the Borrower, the Intermediate Partnership or the General Partner are subject to, or they are exempt from, regulation as a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

         8. If all material facts and issues of law were presented and properly argued, a court applying the laws of the State of Nebraska would decide, as a matter of conflicts of laws, to give effect to the governing law provision contained in Section 14.7 of the Credit Agreement and Section 15 of the Guaranty.

                                        Very truly yours,




                                        Janet K. Place
                                        Vice President & General Counsel
                                        NORTHERN PLAINS NATURAL GAS COMPANY

                                      F-2-3

                                   EXHIBIT F-3

                    FORM OF OPINION OF COUNSEL TO PAN BORDER

                                 March 21, 2001


To each of the Lenders party to the Credit Agreement referred to below, and SunTrust Bank, as Administrative Agent,

Re:      Northern Border Partners, L.P.

Gentlemen:

         This opinion is furnished to you pursuant to Section 7.1 of the Credit Agreement dated as of March 21, 2001 (the "CREDIT AGREEMENT") among Northern Border Partners, L.P., a Delaware limited partnership, as Borrower (the "BORROWER"), the Lenders (defined therein), and SunTrust Bank, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT"). Terms defined in the Credit Agreement not otherwise defined herein are used herein as therein defined.

         I am Vice President and General Counsel of Pan Border Gas Company, a general partner of the Borrower ("GENERAL PARTNER"), and in such capacity am familiar with the negotiation, preparation, execution and delivery of the Loan Documents. I am qualified to practice law in the state of Nebraska and do not hold myself out as an expert on, or express any opinion concerning, the laws of any jurisdiction other than the Delaware General Corporation Act ("DGCA"), as set forth in unofficial compilations thereof insofar as the same relate to the due authorization, qualification and power of corporations organized in such state, the laws of the state of Nebraska and applicable federal law of the United States, in each case as in effect on the date hereof.

         In that connection, I have examined the Loan Documents. I have also examined the originals, or copies certified to my satisfaction, of such other corporate records of the General Partner, certificates of public officials and of authorized representatives of the General Partner, and such other agreements, instruments and documents, as I have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, I have relied upon certificates of authorized representatives of the General Partner or of public officials.

         In rendering my opinions, I have assumed the due execution and delivery, pursuant to the due authorization, of the Loan Documents by each party thereto other than the General Partner, and that each of the Loan Documents constitutes a valid and binding agreement of such other parties.

         Based upon the foregoing and upon the investigation described above, I am of the opinion that:


                                      F-3-1

         1. The General Partner is a corporation duly incorporated, validly existing and in good standing under the DGCA, and has full power and authority under its certificate of incorporation and By-laws to own its property and to conduct the business in which it is currently engaged. The General Partner is duly authorized to do business wherever the nature of its properties or its activities requires such authorization except where failure to have such authorization would not have be or result in a Material Adverse Event.

         2. There is no pending or, to my knowledge, threatened action or proceeding to which the General Partner is or would become a party before any court, governmental agency or arbitrator which could reasonably be expected to be or result in a Material Adverse Event.

         3. The General Partner is not subject to, or is exempt from, regulation as a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                        Very truly yours,




                                        Janet K. Place
                                        Vice President and General Counsel
                                        Pan Border Gas Company

                                      F-3-2

                                   EXHIBIT F-4

                 FORM OF OPINION OF COUNSEL TO NORTHWEST BORDER

                                 March 21, 2001


To each of the Lenders party to the Credit Agreement referred to below, and SunTrust Bank, as Administrative Agent.

Re:      Northern Border Partners, L.P.


Gentlemen:

         I am General Counsel of The Williams Companies, Inc. ("TWC") the ultimate parent corporation of Northwestern Border Pipeline Company, a Delaware corporation, (the "GENERAL PARTNER") and have acted as counsel to the General Partner in connection with the Credit Agreement dated as of March 21, 2001 (the "CREDIT AGREEMENT") among Northern Border Partners, L.P., a Delaware limited partnership, as Borrower (the "BORROWER"), the Lenders (defined therein) and SunTrust Bank, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT"). This opinion is furnished to you pursuant to Section 7.1 of the Credit Agreement. Terms defined in the Credit Agreement not otherwise defined herein are used herein as therein defined.

         In connection with the opinions expressed herein, I, or other attorneys reporting to me, have examined and relied upon copies of the following documents:

         (a)  the Loan Documents;

         (b)  TWC Secretary's Certificate attached hereto;

         (c)  Certificate of Incorporation and By Laws of the General Partner.

         Those documents identified in items (a) through (c) above are collectively referred to herein as the "Transaction Documents." In connection with this opinion, I or other attorneys working under my supervision have (i) investigated such questions of law, (ii) examined such corporate documents and records of the General Partner and certificates of public officials, and (iii) received such information from officers and representatives of the General Partner and made such investigations as I or other attorneys under my supervision have deemed necessary or appropriate for the purposes of this opinion. I have not, nor have other attorneys under my supervision, conducted independent investigations or inquiries to determine the existence of matters, actions, proceedings, items, documents, facts, judgments, decrees, franchises, certificates, permits, or the like and have made no independent search of the records of any court,

                                      F-4-1
arbitrator, or Governmental Authority affecting any Person, and no inference as to my knowledge thereof shall be drawn from the fact of my representation of any party or otherwise.

         This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "ACCORD") of the American Bar Association Section of Business Law (1991). As a consequence, this opinion letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, in addition to those set forth herein, all as more particularly described in such Accord, and should be read in connection therewith.

         Based upon and subject to the foregoing and the other qualifications, limitations, and assumptions set forth below and upon such other matters as I have deemed appropriate, I am of the opinion that:

         1. The General Partner is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority under its certificate of incorporation and By-laws to own its property and to conduct the business in which it is currently engaged.

         2. The General Partner is duly authorized to do business wherever the nature of its properties or its activities requires such authorization and where failure to have such authorization would result in a Material Adverse Event.

         3. There is no pending or, to my knowledge, threatened action or proceeding to which the General Partner is or would become a party before any court, governmental agency or arbitrator which could reasonably be expected to be or result in a Material Adverse Event.

         4. The General Partner is not subject to regulation as a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         The opinions expressed in this letter are subject to the following additional qualifications and limitations:

         A. My opinions in paragraphs 1 and 2 with respect to incorporation, good standing, and qualification of the General Partner is based solely on the Certificate of the TWC Secretary attesting to the existence, good standing and qualification of the General Partner.

         B. Qualification of any statement or opinion herein by the use of the words "to my knowledge" means that during the course of representation in connection with the transactions contemplated by the Transaction Documents, no information has come to the attention of me or other attorneys working under my supervision that would give me or such attorneys current actual knowledge of the existence of facts or matters so qualified. Neither I, nor other attorneys working under my supervision, have undertaken any investigation to determine the existence of facts, and no inference as to our knowledge thereof shall be drawn from the fact of the representation by me or attorneys reporting to me of any party or otherwise.

                                      F-4-2

         I am qualified to practice law in the States of New York and Oklahoma and do not hold myself out as an expert on, or express any opinion herein concerning, the laws of any jurisdiction other than the Delaware Revised Uniform Limited Partnership Act and applicable federal law of the Unites States of America as in effect on the date hereof.

         This opinion letter is limited to the matters expressly set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. These opinions are rendered as of the date hereof and are based on the facts and circumstances related to the substance of the opinions expressed herein as they exist on the date hereof, and I disclaim any undertaking to advise you of any subsequent events or circumstances that would affect the opinions herein.

         This opinion letter is solely for the use and benefit of Lenders and Administrative Agent in consummating the transaction contemplated by the Transaction Documents, and may not be used or relied upon by, quoted, transmitted to, or filed with any other Person or for any other purpose whatsoever without in each instance my prior written consent.

                                        Very truly yours,



                                        William G. von Glahn

                                      F-4-3

                                  SCHEDULE 2.1

                             LENDERS AND COMMITMENTS

                                                                COMMITMENT
       LENDER                      COMMITMENT                   PERCENTAGE
---------------------     ----------------------------     ---------------------

SunTrust Bank                      $200,000,000                     100%




      Total                        $200,000,000                100.000000000%


                                  SCHEDULE 7.1

                         CONDITIONS PRECEDENT TO CLOSING

         The Agreement and related Loan Documents shall not become effective unless Administrative Agent has received all of the following (unless otherwise indicated, all documents shall be dated as of the Closing Date, and all terms used with their initial letters capitalized are used herein with their meanings as defined in the Agreement):

         1. The Agreement. The Agreement (together with all Schedules and Exhibits thereto) executed by Borrower, each Lender, and Administrative Agent.

         2. Delivery of Notes. With respect to any Lender requesting a Note, the Administrative Agent shall have received, for the account of each such Lender, a Note duly executed and delivered by Borrower.

         3. Guaranty. The Administrative Agent shall have received the Guaranty duly executed and delivered by Intermediate Partnership.

         4. Resolutions, etc.


              (a) The Administrative Agent shall have received from the Secretary or an Assistant Secretary of the Administrator of each of Borrower and Intermediate Partnership a certificate, dated the Closing Date, as to:

              (i) copies of action taken by the Partnership Policy Committee of Borrower or Intermediate Partnership or other partnership action of Borrower or Intermediate Partnership with respect to the Agreement, the Notes, the Guaranty and any other Loan Document to be signed by Borrower or Intermediate Partnership, as the case may be;

              (ii) the incumbency and signatures of those of the officers of Borrower and Intermediate Partnership authorized to act with respect to the Agreement, the Notes, the Guaranty and each other Loan Document executed on behalf of Borrower or Intermediate Partnership, as the case may be;

              (iii) the Partnership Agreement and all amendments and supplements thereto;

              (iv) the Northern Border Partnership Agreement and all amendments and supplements thereto; and

              (v) the Intermediate Partnership Agreement and all amendments and supplements thereto.

              (b) The Administrative Agent shall have received from the Borrower and Intermediate Partnership certificates of appropriate public officials as to the existence and good standing of such entity in its jurisdiction of organization.

              (c) The Administrative Agent shall have received a certificate executed by a Responsible Officer stating that the representations and warranties contained in ARTICLE 8 are true and correct in all respects on and as of the Closing Date, and no Potential Default or Default has occurred and is continuing as of the Closing Date.

         5. Financial Statements. Delivery of copies of (i) the Current Financials and (ii) the unaudited quarterly financial statements of Borrower and Guarantor for the fiscal quarter ending on September 30, 2000.

         6. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the date of the Closing Date and addressed to the Administrative Agent and all Lenders, from (i) Vinson & Elkins, L.L.P. counsel to Borrower and Intermediate Partnership, substantially in the form of EXHIBIT F-1 hereto; (ii) Janet Place, Vice President and General Counsel of Northern Plains Natural Gas Company, substantially in the form of Exhibit F-2 hereto; (iii) counsel for Pan Border, substantially in the form of Exhibit F-3 hereto and (iv) counsel for Northwest Border, substantially in the form of Exhibit F-4 hereto.

         7. Terminating Commitments under Existing Credit Agreements. Repayment of all amounts owed under the Existing Credit Agreements and evidence satisfactory to Administrative Agent of termination of commitments to extend credit thereunder.

         8. Debt Ratings. Evidence satisfactory to Administrative Agent that Borrower shall have received from Moody's and S&P investment-grade ratings for its long-term senior unsecured, non-credit enhanced debt.

         9. Borrowing Notice. If applicable, a duly completed Borrowing Notice for the initial Borrowing, delivered to Administrative Agent.

         10. Payment of Fees and Closing Fees. Payment of all fees payable on or prior to the Closing Date to Administrative Agent, Arranger, or any Lender, including those provided for in ARTICLE 5 of the Agreement, together with reimbursements to Administrative Agent and Arranger for all fees and expenses incurred in connection with the negotiation, preparation, and closing of the transactions evidenced by the Loan Documents (including, without limitation, attorneys' fees and expenses).

         11. Other Documents. Such other agreements, documents, instruments, opinions, certificates, and evidences as Administrative Agent may reasonably request.

                                  SCHEDULE 8.3

                      SUBSIDIARIES AND INVESTMENT INTERESTS

Subsidiary of Borrower


Name of Subsidiary                                 Percentage Owned                     Material Subsidiary
------------------                                 ----------------                     -------------------
Northern Border Intermediate

Limited Partnership                                99% (limited partnership interest)                X


Subsidiaries of Intermediate Partnership

Name of Subsidiary                                 Percentage Owned                     Material Subsidiary
------------------                                 ----------------                     -------------------
Northern Border Pipeline

Company, a Texas general partnership               70% (general partnership interest)                X

Crestone Energy Ventures, L.L.C.,
a Delaware limited liability company               100%                                              X

Black Mesa Holdings, Inc.,
a Delaware corporation                             100%

Black Mesa Pipeline Operations, L.L.C.,
a Delaware limited liability company               100%

Black Mesa Technologies, Inc.,                     100%
  an Oklahoma corporation

Black Mesa Technologies Services, L.L.C.
an Oklahoma limited liability company              60%

Border Midstream Services, Ltd.,                   100%
  an Alberta corporation

Bison Pipeline, L.L.C.,                            100%
  a  Delaware limited liability company

Border Midwestern Company                          100%
  a Delaware corporation



Name of Subsidiary                                 Percentage Owned                     Material Subsidiary
------------------                                 ----------------                     -------------------

Subsidiaries of Black Mesa Holdings, Inc.

Black Mesa Pipeline, Inc.,
a Delaware corporation                             100%



Subsidiaries of Crestone Energy Ventures, L.L.C.


Name of Subsidiary                                 Percentage Owned                     Material Subsidiary
------------------                                 ----------------                     -------------------


Crestone Powder River, LLC,
a Delaware limited liability company               100%

Crestone Wind River, LLC,
a Delaware limited liability company               100%

Crestone Bighorn, L.L.C.,                          100%
a Delaware limited liability company

Crestone Gathering Services, L.L.C., a             100%
Delaware limited liability company


Other Investments                                  Percentage Owned
-----------------                                  ----------------
Bighorn Gas Gathering, L.L.C.                      49% (common membership interest)
                                                   100% of Preferred A shares

Fort Union Gas                                     33.33%
Gathering, L.L.C.

Lost Creek Gas                                     35%
Gathering L.L.C.

China Pipeline Holdings, Ltd.                      1.95%


                                  SCHEDULE 10.1

                                  EXISTING DEBT
                             (THOUSANDS OF DOLLARS)

Northern Border Pipeline Company                                       3/15/01
--------------------------------                                       -------
         Senior Notes - average 8.49% due from 2001-2003               $184,000

         Pipeline Credit Agreement
                  Term Loan Due 2002                                   $424,000
                  Five-Year Revolving Credit Agreement                 $ 62,000

         Senior Notes - 7.75% Due 2009                                 $200,000
                                                                       --------
                                                                       $870,000

Black Mesa Holdings, Inc. and Black Mesa Pipeline, Inc.
-------------------------------------------------------
         10.7% Note Agreement, due quarterly to 2004                   $ 13,078

Northern Border Partners, L.P.
------------------------------
         Note Payable                                                  $    523
         Senior Notes - 8.875% due 2010                                $250,000
         2001 Senior Notes - 7.10% due 2011                            $225,000
         Lost Creek Construction Guarantee                             $ 23,100
                                                                       --------
                                                                       $498,623

                                  SCHEDULE 14.3

                              ADDRESSES FOR NOTICES

ADMINISTRATIVE AGENT

Notices (other than Requests for Extensions of Credit):

Sun Trust Bank, Inc.
303 Peachtree Street, N.E.
3rd Floor, Mail Code 1929
Atlanta, Georgia 30308
         Attn:  Steve Newby
Phone:   404-658-4916
Fax:     404-827-6270

Requests for Extensions of Credit (Borrowings and LCs):

SunTrust Bank, as Administrative Agent
303 Peachtree Street, N.E.
25th Floor
Atlanta, Georgia  30308
         Attn:  Michael Zeiss
Phone:   404-532-0432
Fax:     404-658-4906

SUNTRUST BANK
as a Lender

303 Peachtree Street, N.E.
3rd Floor, Mail Code 1929
Atlanta, Georgia  30308
         Attn:  Steve Newby
Phone:   404-658-4916
Fax:     404-827-6270

Applicable Lending Office (Base Rate Borrowings and Eurodollar Rate Borrowings):

303 Peachtree Street, N.E.
3rd Floor, Mail Code 1929
Atlanta, Georgia  30308
         Attn:  Michael Zeiss
Phone:   404-532-0432
Fax:     404-658-4906

BANK OF AMERICA, N.A.
as Co-Syndication Agent

901 Main Street, 64th Floor
Dallas, TX 75202-3714

         Attn:  Denise Smith
Phone:   214-209-1261
Fax:     214-209-1285

BANK OF MONTREAL
as Co-Syndication Agent

700 Louisiana, Suite 4400
Houston. TX 77002
         Attn:  Cahal Carmody
Phone:   713-546-9750
Fax:     713-223-4007

BANK ONE
as Documentation Agent

910 Travis, 6th Floor
Houston, TX 77002 5860
         Attn:  Dan Davis
Phone:   713 751-3731
Fax:     713-751-3760